UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Cell Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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T 206.282.7100    F 206.272.4010

August 28, 2007

Dear Shareholder:

You are cordially invited to attend the Cell Therapeutics, Inc. (“CTI”) Annual Meeting of Shareholders, to be held at 2:00 p.m. Central European Time (CET) on Tuesday, September 25, 2007, at the Borsa Italiana at Piazza degli Affari, 6, 20123 Milan, Italy. For those of you unable to attend in person, we expect to webcast the meeting, which begins at 5:00 a.m. Pacific Daylight Time (PDT).

Information concerning the business to be conducted at the meeting is included in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. Immediately following the meeting, we will report on the operations of CTI and respond to questions you may have.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 is also enclosed with proxy statements being sent to our U.S. shareholders. If you are an Italian shareholder, you may request a copy of the proxy statement and Form 10-K from our Italian office located at Via Ariosto, 23, 20091 Bresso (MI)-Italy, Attn: Finance Director.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, it is important that your shares be represented. Therefore, we urge our U.S. shareholders to sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope and we urge our Italian shareholders to request and return an Italian proxy card together with a completed certification of participation. If your shares are held in a U.S. bank or brokerage account, you may be eligible to vote your proxy electronically or by telephone. Please refer to the enclosed voting form for instructions.

I look forward to greeting you personally, and on behalf of the Board of Directors and Management, I would like to express our appreciation for your interest in CTI.

Sincerely,

James A. Bianco, M.D.

President & Chief Executive Officer

Shareholder

Cell Therapeutics, Inc. 501 Elliott Avenue West Suite 400, Seattle, WA 98119

CELL THERAPEUTICS, INC.

Notice of Annual Meeting of Shareholders

Tuesday, September 25, 2007

To Our Shareholders:

The Annual Meeting of Shareholders of Cell Therapeutics, Inc. (the “Company”) will be held at 2:00 p.m. Central European Time (CET), which is 5:00 a.m. Pacific Daylight Time (PDT), on Tuesday, September 25, 2007, at the Borsa Italiana at Piazza degli Affari, 6, 20123 Milan, Italy, for the following purposes:

1)	To elect two Class III directors, each to serve until the 2009 Annual Meeting, two Class I directors, each to serve until the 2010 Annual Meeting and one Class II director to serve until the 2008 Annual Meeting;

2)	To approve our 2007 Employee Stock Purchase Plan (the “ESPP”) and the reservation of 250,000 shares of common stock for issuance under the ESPP;

3)	To approve the amendment and restatement of our 2003 Equity Incentive Plan as our 2007 Equity Incentive Plan (the “2007 Plan”) to, among other things, remove provisions of the existing 2003 Equity Incentive Plan requiring mandatory grants of specific amounts to directors and increase the number of shares of common stock available for issuance under the 2007 Plan by 5,000,000 shares;

4)	To approve any matter which may be required by any listing authority whose regulations apply to the Company’s shares*; and

5)	To ratify the selection of Stonefield Josephson, Inc. as our independent auditors for the years ending December 31, 2006 and 2007.

All shareholders are invited to attend the meeting. Shareholders of record at the close of business on July 31, 2007, the record date fixed by the board of directors, are entitled to vote at the meeting and all adjournments and postponements thereof. A complete list of shareholders entitled to notice of, and to vote at, the meeting will be open to examination by the shareholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119.

*	Note that there will be no action taken on this matter at the Annual Meeting as no such approvals are required. This agenda item was originally included in a Notice of Meeting published in Italian newspapers on July 19, 2007 as required by Italian law pursuant to the Company’s dual listing on the MTAX, and the Company has been advised that therefore this matter must still be included in the formal Notice of Meeting and proxy statement to be filed with the U.S. Securities and Exchange Commission even though no action will be taken.

Whether or not you intend to be present at the meeting, U.S. shareholders are requested to sign and date the enclosed proxy and return it in the enclosed envelope and Italian shareholders are requested to obtain and return an Italian proxy card together with a completed certification of participation. If your shares are held in a bank or brokerage account in the United States, you may be eligible to vote your proxy electronically or by telephone. Please refer to the enclosed voting form for instructions.

By Order of the Board of Directors

Louis A. Bianco
Executive Vice President, Finance & Administration

Seattle, Washington

August 28, 2007

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ARE ONE OF OUR SHAREHOLDERS IN ITALY, PLEASE REMEMBER TO REQUEST A CERTIFICATION OF PARTICIPATION IN THE CENTRAL DEPOSITARY SYSTEM FROM YOUR BROKER AND INCLUDE IT IN THE SAME ENVELOPE OR TELECOPY IT TOGETHER WITH YOUR ITALIAN PROXY CARD

(see page 1 for more information on Italian voting procedures).

i

(continued)

ii

CELL THERAPEUTICS, INC.

501 Elliott Avenue West, Suite 400

Seattle, WA 98119

PROXY STATEMENT

Information Regarding Proxies

General

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the board of directors of Cell Therapeutics, Inc. for use at our Annual Meeting of Shareholders (the “Annual Meeting”), to be held at 2:00 p.m. Central European Time (CET), which is 5:00 a.m. Pacific Daylight Time (PDT), on Tuesday, September 25, 2007, at the Borsa Italiana at Piazza degli Affari, 6, 20123 Milan, Italy, and at any adjournment or postponement thereof.

Only shareholders of record on our books at the close of business on July 31, 2007, which we will refer to as the record date, will be entitled to notice of, and to vote at, the Annual Meeting.

At the Annual Meeting, shareholders will be asked to:

(1)	elect two Class III directors, each to serve until the 2009 Annual Meeting, two Class I directors, each to serve until the 2010 Annual Meeting, and one Class II director to serve until the 2008 Annual Meeting (“Proposal 1”);

(2)	approve our 2007 Employee Stock Purchase Plan and authorize the issuance of up to 250,000 shares of common stock under such Plan (“Proposal 2”);

(3)	approve the amendment and restatement of our 2003 Equity Incentive Plan as our 2007 Equity Incentive Plan (the “2007 Plan”) to, among other things, remove provisions of the existing 2003 Equity Incentive Plan requiring mandatory grants of specific amounts to directors and increase the number of shares of common stock available for issuance under the 2007 Plan by 5,000,000 shares (“Proposal 3”);

(4)	ratify the selection of Stonefield Josephson, Inc. as our independent auditors for the years ending December 31, 2006 and 2007 (“Proposal 4” and, collectively, the “Proposals”).

This proxy statement and the accompanying proxy card are being first mailed to shareholders on or about August 28, 2007.

Important Information for our Shareholders in Italy about Voting Procedures

If you hold our shares as a result of a merger with Novuspharma S.p.A. or if you acquired our stock on the MTAX, you hold shares of our common stock indirectly through the facilities of the Italian clearing agency, called Monte Titoli, and through the banks and brokers participating in the Monte Titoli system (unless you or your broker has taken action to remove your shares from the Monte Titoli system). We refer to persons holding our stock through Monte Titoli as our shareholders in Italy or our Italian Shareholders. Monte Titoli, in turn, holds these shares of our common stock through the U.S. clearing agency, called the Depository Trust Company, or DTC. Pursuant to U.S. law, DTC will transfer its voting power over the shares in Monte Titoli’s account to Monte Titoli. Monte Titoli has agreed with us that it will re-transfer its voting power over such shares to the persons holding Certifications of Participation in the Italian Central Depository System issued pursuant to Italian law (Article 85(4) of Legislative Decree no. 58/1998 and Article 31 of Italian Law Decree No. 213 of 1998).

In order to increase the number of shares owned by our shareholders in Italy that vote at the Annual Meeting so that we can achieve a quorum and take action at the Annual Meeting, certain Italian banks have agreed– subject to the shareholder’s contrary instructions thereto–to make book entry transfer of their share positions at

Monte Titoli to their U.S. correspondent banks, which will transfer the shares to an account of the Italian bank at a U.S. affiliate broker-dealer on the record date. This will permit such broker-dealers under the securities laws of the United States and the rules of the New York Stock Exchange to vote these shares at the Annual Meeting on matters for which brokers have discretionary voting in the event that the Italian shareholders do not instruct their broker to vote the shares pursuant to the procedures provided for in this proxy statement and on the proxy card prepared for our shareholders in Italy, which may be obtained from our Internet site at www.cticseattle.com. Any shares voted by brokers on discretionary matters will be deemed present for the purpose of establishing a quorum for all matters to be voted on by the shareholders at the Annual Meeting. Our Italian shareholders will, however, maintain their right to instruct the U.S. broker-dealer so that the broker-dealer refrains from taking any action in relation to such shareholder’s shares, including voting the shares. Accordingly, it you do not vote your shares by valid proxy or you do not provide any specific instruction in relation thereto on or before the date of the Annual Meeting and your shares are held through an Italian bank participating in this transfer procedure, your shares will be voted by the U.S. broker pursuant to the discretionary authority granted them under Rule 452 of the New York Stock Exchange on proposals 1 and 4, but will not be voted on proposals 2 or 3. However, you may still vote your shares yourself as provided below.

All of our shareholders, including our Italian shareholders, are cordially invited to attend our annual meeting. If you hold our stock in Italy through Monte Titoli, your broker is required by Italian law to provide you with a Certification of Participation in the Italian Central Depository System, which we refer to as your “Certification.” If you wish to attend our annual meeting and vote in person, please present your Certification at the door. Alternatively, if you would like to vote by mail, you may print an Italian proxy card from our Internet site at www.cticseattle.com. Please mark your votes on the Italian proxy card and return it and your Certification by mail to the address shown on the card, or by fax to the fax number shown on the Italian proxy card by the deadline shown on the card. Your name as you write it on your Italian proxy card must exactly match your name as printed on your Certification. Italian privacy law prevents us from learning in advance the names of the persons holding Certifications. Thus, you must include your Certification (or a complete copy) in the same envelope as your Italian proxy card in order for your vote to be counted (that is, in order to prove to our inspector of election that you have the right to vote). Holders of Certifications may also name a substitute proxy by any other means permitted by Washington law and our bylaws. If you use an alternate means, the person you name as your proxy must provide your Certification, or a complete copy thereof, together with your written authorization naming such person as your proxy, to our inspector of election in order to verify the authenticity of your proxy designation.

We strongly encourage our Italian shareholders to obtain a Certification and an Italian proxy card and submit them by mail to the address shown on the Italian proxy card or, alternatively, send by fax to the fax number shown on the Italian proxy card. A significant percentage of our shares are held by persons in Italy. If our Italian shareholders do not take the time to vote, we may not obtain a quorum, in which case we would be unable to conduct any business at the annual meeting. Your vote is important. Please obtain an Italian proxy card and a Certification and vote today.

Solicitation of Proxies

This solicitation is made on behalf of our board of directors. All expenses in connection with the solicitation of proxies will be borne by us. In addition to solicitation by mail, our officers, directors or other regular employees may solicit proxies by telephone, facsimile, electronic communication or in person. These individuals will not receive any additional compensation for these services. We have also engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies for a $7,500 services fee and the reimbursement of customary disbursements.

Voting Rights and Outstanding Shares

Each share of our common stock, without par value, outstanding on the record date is entitled to one vote per share at the Annual Meeting. Each share of our Series A preferred stock outstanding on the record date is entitled to approximately 149.5 votes per share, each share of our Series B preferred stock outstanding on the record date is entitled to approximately 148.6 votes per share, and each share of our Series C preferred stock outstanding on the record date is entitled to approximately 220.8 votes per share. We do not have any other class of capital stock outstanding. At the close of business on the record date, there were issued and outstanding 49,965,313 shares of common stock, 6,850 shares of Series A preferred stock, 15,380 shares of Series B preferred stock, and 10,807 shares of Series C preferred stock. Our common stock, Series A preferred stock, Series B preferred stock and Series C preferred stock will vote together as a single class on the proposals to be presented at the Annual Meeting. The presence at the Annual Meeting in person or by proxy of holders of record of a majority of the votes entitled to be cast is required to constitute a quorum for the transaction of all business at the Annual Meeting. “Broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular non-routine proposal) and shares held by persons abstaining will be counted in determining whether a quorum is present.

All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and “broker non-votes”. If a quorum exists at the Annual Meeting, all shares of common stock, Series A stock, Series B stock and Series C stock represented by properly executed proxies that are not revoked will be voted in accordance with the instructions, if any, given therein. Proxy cards that are signed and returned without specifying a vote or an abstention on any proposal specified therein, will be voted according to the recommendations of the board of directors on such proposals.

For Proposals 1 and 4, if your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm may either leave your shares unvoted or vote your shares. Shares represented by abstentions for Proposals 1 and 4 will not be counted as votes cast against Proposals 1 and 4 and will have no effect on these proposals since approval is based on the number of votes actually cast. For Proposals 2 and 3, if your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm will not have the authority to vote your shares, and your shares will constitute “broker non-votes”. “Broker non-votes” and abstentions will not be counted as votes against Proposals 2 and 3 and will have no effect on the proposals, since approval is based solely on the number of votes actually cast.

Voting Electronically or by Telephone

If your shares are registered in the name of a bank or brokerage firm in the United States, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the Broadridge Investor Communication Solutions online program. This program provides eligible shareholders who receive a paper copy of the annual report and proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in Broadridge’s program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy card in the self-addressed postage paid envelope provided.

Revocability of Proxies

Any shareholder of record executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter by delivering written notice to our secretary, Donald W. Wyatt, at our principal executive offices, by executing and delivering another proxy dated as of a later date or by voting in person at the meeting. For our Italian shareholders, any written notice of revocation or another proxy, in either case dated as of a later date, must also be accompanied by another Certification of Participation in the Italian Central Depository System.

Voting Agreements

At the time of our merger with Novuspharma, we entered into an agreement with Monte Titoli, S.p.A., the Italian central clearing agency, in order to ensure that persons receiving beneficial interests in shares of our common stock as a result of the merger would be able to vote those shares. Monte Titoli agreed that each time it is designated as proxy by the U.S. clearing agency, The Depository Trust Company, or DTC, Monte Titoli will execute a further omnibus proxy transferring its voting power to the persons who hold Certifications of Participation in the Italian Central Depository System, issued pursuant to Italian law (Article 85(4) of Legislative Decree no. 58/1998 and Article 31 of Italian Law Decree No. 213 of 1998).

PROPOSAL 1

ELECTION OF DIRECTORS

Summary

Our amended and restated articles of incorporation and our amended and restated bylaws provide for the board of directors to be divided into three approximately equal classes of directors serving staggered three-year terms. Each director holds office until the later of the term elected or until his or her successor is elected and qualified. As a result, approximately one-third of the total number of directors are elected every year at the annual meeting of shareholders. Because we were not able to obtain a quorum for either of the two Annual Shareholder’s Meetings that were scheduled in 2006, we are seeking election of those directors at the 2007 Annual Meeting, therefore a higher number of directors are proposed for election at the present meeting.

Under our bylaws, the number of directors constituting the entire board of directors may be decreased or increased by majority action of either the board of directors or the shareholders. Unless a director resigns or is removed for cause, no decrease in the number of directors may have the effect of shortening the term of any incumbent director. In the event of a vacancy on the board of directors, our bylaws permit a majority of the remaining directors in office to fill the vacancy, and the director then chosen will hold office until the next shareholders’ meeting at which directors are elected. At such meeting, the director will stand for election until the later of the term elected or until his or her successor is elected and qualified.

The board of directors has fixed the number of directors at twelve. Currently, there are seven members of the board of directors. Our nominating and governance committee is in the process of evaluating potential candidates to fill the vacancies on our board. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The current terms of office of the Class III directors, Dr. Jack W. Singer and Dr. Mary O. Mundinger, expired at the 2006 Annual Meeting, however, because we were not able to hold the 2006 Annual Meeting, their terms have continued to the 2007 Annual Meeting. The current terms of office of the Class I directors, Mr. John H. Bauer, who was appointed by the board of directors in October 2005, and Dr. Phillip M. Nudelman, expires at the 2007 Annual Meeting. The current terms of office of the Class II directors, Dr. Frederick W. Telling, who was appointed by the board of directors in December 2006, Dr. James A. Bianco and Dr. Vartan Gregorian, expire at the 2008 Annual Meeting.

Nominees for Election as Directors

Dr. Mundinger and Dr. Singer have been nominated by the board of directors for election at the Annual Meeting as Class III directors for two year terms expiring at the 2009 Annual Meeting. Mr. Bauer and Dr. Nudelman have been nominated by the board of directors for election at the Annual Meeting as Class I directors for three year terms, expiring at the 2010 Annual Meeting. Dr. Telling has been nominated by the board of directors for election at the Annual Meeting as a Class II director for a one year term expiring at the 2008 Annual Meeting.

If elected, each nominee will hold office until the later of expiration of his or her term or until his or her successor is elected and qualified. It is intended that the accompanying proxy will be voted for the election as directors of Dr. Mundinger, Dr. Singer, Mr. Bauer, Dr. Nudelman, and Dr. Telling unless the proxy contains contrary instructions.

Each nominee has agreed to serve if elected, and we have no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, if any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised us that they will vote for the election of the substitute nominee or nominees designated by the board of directors.

Vote Required and Board of Directors’ Recommendation

The five nominees for director who receive the most votes cast at the Annual Meeting in person or by proxy shall be elected. Abstentions and broker non-votes will not be counted in the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Information about Nominees and Continuing Directors

The table below provides biographical information for each nominee for director and each person whose term of office as a director will continue after the Annual Meeting.

Name	Age	Director Since	Class	Term Expiration
John H. Bauer (3)	66	2005	I	2007 Annual Meeting
James A. Bianco, M.D.	51	1991	II	2008 Annual Meeting
Vartan Gregorian, Ph.D (3)(4)	73	2001	II	2008 Annual Meeting
Mary O. Mundinger, Dr. PH (4)(5)	70	1997	III	2007 Annual Meeting
Phillip M. Nudelman, Ph.D. (1)(2)(3)(4)	71	1994	I	2007 Annual Meeting
Jack W. Singer, M.D. (5)	64	1991	III	2007 Annual Meeting
Frederick W. Telling, Ph.D. (2)(3)	55	2006	II	2008 Annual Meeting

(1)	Chairman of the board of directors.
(2)	Member of the compensation committee.
(3)	Member of the audit committee.
(4)	Member of the nominating and governance committee.
(5)	Due to our inability to obtain quorum for our annual meeting last year, the Class III directors have continued to serve on the Board until re-election or the election and qualification of a successor. We are seeking shareholder approval at this meeting for the re-election of both Dr. Mundinger and Dr. Singer for a term to expire at the 2009 Annual Meeting.

Nomination for Election for a Term Continuing Until the 2010 Annual Meeting—Class I Directors

Dr. Nudelman has been one of our directors since March 1994. Since May 2000, he has been the president and chief executive officer of The Hope Heart Institute. From 1998 to 2000, he was the chairman of the board of Kaiser/Group Health. From 1990 to 2000, Dr. Nudelman was the president and chief executive officer of Group Health Cooperative of Puget Sound, a health maintenance organization. Dr. Nudelman received his B.S. degree in microbiology, zoology and pharmacy from the University of Washington, and holds an M.B.A. and a Ph.D. in health systems management from Pacific Western University.

Mr. Bauer was appointed to our board of directors in October 2005. Mr. Bauer was formerly Executive Vice President for Nintendo of America Inc. from 1994 to 2003. While at Nintendo of America Inc., he had direct responsibility for all administrative and finance functions. Since 2004, he has served as a consultant to Nintendo of America Inc. In addition, he serves as an executive advisor and chief financial officer at DigiPen Institute of Technology. Mr. Bauer is also a member of the Board of Directors of Zones, Inc. and is chairman of the Zones, Inc. audit committee. From 1963 to 1994 he worked for Coopers & Lybrand, including serving as the business assurance (audit) practice Partner. He was also a member of Coopers & Lybrand’s Firm Council, the senior policy making and governing board for the firm.

Nomination for Election for a Term Continuing Until the 2009 Annual Meeting—Class III Directors

Dr. Mundinger has been one of our directors since April 1997. Since 1986, she has been a dean and professor at the Columbia University School of Nursing. She has also served as vice president of Columbia

University Medical Center since 2006. Dr. Mundinger currently serves on the board of directors of United Health Group and Gentiva Health Services. Dr. Mundinger received her doctorate of public health from Columbia’s School of Public Health.

Dr. Singer is one of our founders and directors and currently serves as our executive vice president, chief medical officer. Dr. Singer has been one of our directors since our inception in September 1991. He also serves on the board of directors of DiaKine Therapeutics, Inc. From July 1995 to January 2004, Dr. Singer was our executive vice president, research program chairman and from April 1992 to July 1995, he served as our executive vice president, research and development. Prior to joining us, Dr. Singer was a professor of medicine at the University of Washington and a full member of the Fred Hutchinson Cancer Research Center. From 1975 to 1992, Dr. Singer was the chief of medical oncology at the Veterans Administration Medical Center in Seattle. Dr. Singer received his M.D. from State University of New York, Downstate Medical College.

Nomination for Election for a Term Continuing Until the 2008 Annual Meeting—Class II Director

Dr. Telling has been one of our directors since December 2006. Dr. Telling is Vice Chairman for the American Foundation for Pharmaceutical Education and an invited faculty lecturer at the Harvard University School of Public Health and Cornell University. Dr. Telling was a corporate officer of Pfizer, most recently as Vice President of Corporate Policy and Strategic Management from 1994 to 2007. He joined Pfizer in 1977 and was responsible for strategic planning and policy development throughout the majority of his career. He is a member of the Board of the Alliance for Aging Research, Biotechnology Industry Organization (BIO—Executive Committee), the California Health Care Institute, the New England Healthcare Institute (Vice Chairman), Committee for Economic Development (Vice Chairman), Healthy Florida Foundation, March of Dimes National Foundation Board, The Montrose Group, ORBIS, New York Biotechnology Association (NYBA), and United Hospital Fund. Dr. Telling received his BA from Hamilton College and his Masters of Industrial and Labor Relations and Ph.D. in Economics and Public Policy from Cornell University.

Directors Continuing in Office Until the 2008 Annual Meeting—Class II Directors

Dr. Bianco is our principal founder and has been our president and chief executive officer since February 1992 and one of our directors since our inception in September 1991. Prior to founding CTI, Dr. Bianco was an assistant professor of medicine at the University of Washington, Seattle, and an assistant member in the clinical research division of the Fred Hutchinson Cancer Research Center. From 1990 to 1992, Dr. Bianco was the director of the Bone Marrow Transplant Program at the Veterans Administration Medical Center in Seattle. Dr. Bianco currently serves on the board of directors of Jose Carreras International Leukemia Foundation, Fred Hutchinson Business Alliance, Arts Fund, Seattle Police Foundation and Marsha Rivkin Center for Ovarian Cancer Research. Dr. Bianco received his B.S. degree in biology and physics from New York University and his M.D. from Mount Sinai School of Medicine. Dr. Bianco is the brother of Louis A. Bianco, our executive vice president, finance and administration.

Dr. Gregorian has been one of our directors since December 2001. He is the twelfth president of Carnegie Corporation of New York, a grant-making institution founded by Andrew Carnegie in 1911. Prior to his current position, which he assumed in June 1997, Dr. Gregorian served for eight years as Brown University’s sixteenth president. He was awarded a Ph.D. in history and humanities from Stanford University. A Phi Beta Kappa and a Ford Foundation Foreign Area Training Fellow, he is a recipient of numerous fellowships, including those from the John Simon Guggenheim Foundation, the American Council of Learned Societies, the Social Science Research Council and the American Philosophical Society.

Pending Director

In connection with the acquisition of Systems Medicine, Inc. on July 31, 2007, the board voted to increase the size of the board to accommodate the appointment of one additional director. The board determined that, pending approval by the board’s nominating and governance committee, Richard Love will be added to the board in connection with the merger. Mr. Love would become a Class III director and would receive compensation in accordance with our non-employee director compensation plan. The board has determined that Mr. Love satisfies the independence requirements of the Nasdaq Global Market and Securities and Exchange Commission.

Mr. Love is presently the Managing Director of TGen Accelerators, LLC. He started two biopharmaceutical companies, Triton Biosciences Inc. and ILEX Oncology Inc. and served as CEO in both companies from 1983-1991 and 1994-2001, respectively. In addition, Mr. Love has served in executive positions at not-for-profit organizations, including the Cancer Therapy and Research Center, The San Antonio Technology Accelerator Initiative and the Translational Genomics Research Institute. Mr. Love received his BS and MS degrees in Chemical Engineering from Virginia Polytechnic Institute.

Director Independence

The board of directors has determined that four of the five directors standing for election have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and meet the requirements of “independence” as set forth in the rules and regulations promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market listing standards. Furthermore, the board of directors has determined that the following five out of the seven current members of the Board meet the requirements of “independence” as set forth in the rules and regulations promulgated by the Securities and Exchange Commission and the Nasdaq Stock Market listing standards: John H. Bauer, Vartan Gregorian, Ph.D., Mary O. Mundinger, Dr. PH, Phillip M. Nudelman, Ph.D., and Fredrick W. Telling, Ph.D.

Board of Directors and Committee Meetings

Our board of directors held sixteen meetings during the year ended December 31, 2006. Each of the directors attended at least 75% of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board of directors during the time which they served, with the exception of Dr. Singer, who was unable to attend five of the meetings of the board of directors due to extenuating circumstances. Our policy is to encourage attendance at the annual meeting. All of our directors in office at the time of our 2005 Annual Meeting were in attendance at our 2005 Annual Meeting; we were unable to hold our 2006 Annual Meeting as we were unable to obtain quorum.

The board of directors has three standing committees: an audit committee, a compensation committee and a nominating and governance committee.

Audit Committee

The audit committee has responsibility for assisting the board of directors in fulfilling its responsibilities related to our corporate accounting and reporting practices and the quality and integrity of our financial reporting. The composition of the audit committee and the attributes of its members, and the responsibilities of the audit committee as reflected in its charter adopted by our board of directors, are intended to be in accordance with Securities and Exchange Commission rules and Nasdaq listing requirements with regard to corporate audit committees. The board of directors has adopted a written charter for the audit committee, a copy of which was included as an appendix to our definitive proxy statement filed on May 14, 2003 and which is available on our website at www.cticseattle.com.

The audit committee held six meetings during the year ended December 31, 2006. The audit committee currently consists of four non-employee directors: Mr. Bauer, Dr. Gregorian, Dr. Nudelman and Dr. Telling.

The board of directors has determined that each of the current members of the audit committee meets the requirements of “independence” as set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, the

rules and regulations promulgated by the Securities and Exchange Commission and the Nasdaq Global Market listing standards. Additionally, the board of directors has determined that Mr. Bauer qualifies as an “audit committee financial expert” as defined under the rules and regulations of the SEC and that he has accounting and related financial management expertise within the meaning of the Nasdaq Global Market listing standards.

Compensation Committee

The compensation committee has broad responsibility for assuring that our executive officers, including our chief executive officer, are effectively compensated in terms of salaries, supplemental compensation and benefits that are internally equitable and externally competitive. The compensation committee also administers our equity compensation plans. The compensation committee held seven meetings during the year ended December 31, 2006. The compensation committee currently consists of two non-employee directors: Dr. Nudelman and Dr. Telling, each of whom meets the requirements of independence as set forth in the rules and regulations promulgated by the Securities and Exchange Commission and the Nasdaq Global Market listing standards. The compensation committee has a written charter, which is available at our website at www.cticseattle.com.

Nominating and Governance Committee

The nominating and governance committee ensures that the board of directors is properly constituted in addition to evaluating both the composition and governance of our board of directors and our corporate governance. The nominating and governance committee also oversees the board evaluation process. One meeting of the nominating and governance committee was held during the year ended December 31, 2006. The nominating and governance committee currently consists of three non-employee directors: Dr. Gregorian, Dr. Mundinger and Dr. Nudelman, all of whom meet the independence requirements as set forth in the rules and regulations promulgated by the Securities and Exchange Commission and the Nasdaq Global Market listing standards. The nominating and governance committee has a written charter, which is available at our website at www.cticseattle.com.

Meetings of Non-Management Directors

Our non-management directors meet in executive session at each regularly scheduled board meeting, without management present.

Consideration of Director Nominees

A shareholder may recommend a person as a nominee for director by writing to the secretary of the company. Director nominations intended for inclusion in next year’s proxy statement pursuant to SEC Rule 14a-8 should be sent to the Secretary of CTI at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119 and must be received by June 27, 2008. Under CTI’s bylaws, notice of any other shareholder proposal or the nomination of a candidate for election as a director to be made at the 2008 Annual Meeting of Shareholders (but not included in the proxy statement) must be received by June 27, 2008 (not less than 90 days prior to the first anniversary of the previous year’s Annual Meeting) and must comply with the bylaws. As set forth in the company’s bylaws, each notice of nomination should contain the following information: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the board of directors; and (e) the consent of each nominee to serve as a director of the company if so elected. All the director nominees named in the proxy statement met the board’s criteria for membership and were recommended by the nominating and governance committee for election by shareholders at this Annual Meeting.

The nominating and governance committee considers shareholder recommendations of nominees for election to the board of directors if they are accompanied by a comprehensive written resume of the recommended nominee’s business experience and background and a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and, if nominated and elected, he or she will serve as a director. Shareholders should send their written recommendations of nominees accompanied by the aforesaid documents to the principal executive offices of the company addressed to: Cell Therapeutics, Inc., 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119, attention: Secretary.

John H. Bauer was appointed by the board of directors in October 2005, pursuant to a recommendation from the nominating and governance committee, to fill a vacancy on the board of directors created by the resignation of directors in August 2005. Mr. Bauer currently stands for election to the board of directors as part of Proposal 1. Mr. Bauer was interviewed by our chief executive officer, Dr. Bianco, and one of our non-management directors, Dr. Nudelman, and was recommended to the nominating and governance committee by Dr. Nudelman.

Fredrick W. Telling was appointed by the board of directors in December 2006, pursuant to a recommendation from the nominating and governance committee, to fill a vacancy on the board of directors created by the resignation of directors in August 2005. Dr. Telling currently stands for election to the board of directors as part of Proposal 1. Dr. Telling was interviewed and recommended to the nominating and governance committee by Dr. Nudelman and Dr. Mundinger.

Communicating Concerns to Directors

Stockholders who wish to communicate with our Directors to report complaints or concerns related to accounting, internal accounting controls or auditing may do so using the audit committee procedures for the receipt of such communication. The procedures allow submitting the complaint or concern either online or telephonically, with a more detailed description of the procedures set forth in our Whistleblower Policy which is available on our website at www.cticseattle.com.

Shareholders and other interested parties may communicate with our board of directors and the chairman on other matters by writing to Dr. Nudelman, c/o Cell Therapeutics, Inc., Vice President, Legal Affairs, 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119. The Vice President, Legal Affairs will perform a legal review in the normal discharge of his duties to ensure that communications forwarded to Dr. Nudelman are appropriate. Items that are unrelated to the duties and responsibilities of the board of directors such as mass mailings, junk mail, personal employee complaints not related to accounting, internal controls, auditing or officer conduct (which are reviewed and forwarded by the Vice President, Legal Affairs pursuant to the terms of our Whistle Blower Policy), inquiries regarding clinical trials or our operations generally, job inquiries, surveys, business solicitations or advertisements will not be forwarded to Dr. Nudelman. In addition, material that is hostile, threatening or similarly unsuitable will not be forwarded to Dr. Nudelman. Any communication that is relevant to the conduct of CTI’s business and is not forwarded will be retained for one year and made available to Dr. Nudelman and any other independent director on request. The independent directors have granted the Vice President, Legal Affairs discretion to decide what correspondence shall be forwarded to Dr. Nudelman and what shall be shared with CTI management, in all cases with specific instructions that any personal employee complaints be forwarded as set forth in our Whistle Blower Policy.

Non-Employee Director Compensation

Directors who are also our employees are not paid an annual retainer, nor are they compensated for serving on the board. Information regarding compensation otherwise received by our directors who are also executive officers is provided under the heading “Compensation of Executive Officers” on page 36 of this proxy statement. Prior to January 1, 2007, our non-employee directors received compensation as follows: (i) each new non-employee director would be granted options to purchase 3,750 shares of the Company’s common stock (5,000 shares for the Chairman of the Board of Directors) upon joining the Board of Directors; (ii) annually, each non-employee director would be granted fully vested options to purchase 3,000 shares of the Company’s common stock (3,750 shares for the then current Chairman of the Board of Directors); (iii) the annual retainer for all non-employee directors was $25,000 ($47,000 for the then current Chairman of the Board of Directors), the annual retainer for the chair of the Audit Committee was $7,500, the annual retainer for the chair of the Compensation Committee was $5,000 and the annual retainer for the chair of any other Board committees was $2,500; and (iv) non-employee directors received fees of $1,500 for each Board meeting attended in person and $1,000 for each Board meeting attended via telephone and $500 for each Board committee meeting attended whether in person or via telephone.

Effective as of January 1, 2007 or April 1, 2007, our non-employee directors receive compensation as follows: (i) commencing January 1, 2007, each new non-employee director will be granted 3,000 shares of restricted stock and options to purchase 9,000 shares of the Company’s common stock upon joining the Company’s Board of Directors, each such grant to vest over three years in equal annual installments, subject to the non-employee director’s continued service to the Company through each vesting date; (ii) commencing with the 2007 Annual Meeting of the Company’s stockholders, annually, each non-employee director would be granted 3,000 shares of restricted stock and options to purchase 9,000 shares of the Company’s common stock, each such grant to vest in full upon the earlier of (x) the one year anniversary of the date of grant and (y) the date immediately preceding the date of the Annual Meeting of the Company’s stockholders for the year following the year of grant for the award, subject to the non-employee director’s continued service to the Company through the vesting date; (iii) commencing January 1, 2007, the annual retainer for all non-employee directors is $25,000 ($52,500 for the then current chairperson of the Board of Directors), (iv) commencing April 1, 2007, the annual retainer for the chairperson of each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee is $10,000; and (v) commencing April 1, 2007, non-employee directors receive fees of $2,000 for each Board meeting attended in person or via telephone and $1,000 for each Board committee meeting attended in person or via telephone. The following table sets forth the compensation to be paid to our non-employee directors as of April 1, 2007:

	Annual Cash Retainer ($)		Meeting Fees ($)		Telephone Meeting Fees ($)
			Board	Committee	Board	Committee
Board Member, other than the Chairman of the Board	25,000		2,000		2,000
Chairman of the Board	52,500	(1)	2,000		2,000
Audit Committee Member				1,000		1,000
Audit Committee Chair	10,000	(2)		1,000		1,000
Compensation Committee Member				1,000		1,000
Compensation Committee Chair	Plus 10,000	(2)		1,000		1,000
Nominating and Governance Committee Member				1,000		1,000
Nominating and Governance Committee Chair	Plus 10,000	(2)		1,000		1,000

(1)	As of January 1, 2007.
(2)	Prior to April 1, 2007, the chairperson of the audit, compensation, and nominating and governance committees of the board of directors were paid an annual cash retainer of $7,500, $5,000 and $2,500, respectively.

In addition, all non-employee directors are reimbursed for their expenses incurred in attending board meetings.

During 2006, pursuant to our 2003 Equity Incentive Plan, each non-employee director also received one of the following fully-vested option grants, as adjusted to reflect the one-for-four reverse split of our common stock on April 15, 2007:

Grant Type	Option Grants
Initial Grant Upon Appointment—Directors (1)	3,750
Initial Grant Upon Appointment—Chairman of the Board	5,000
Annual Grant—Continuing Directors (2)	3,000
Annual Grant—Continuing Chairman of the Board	3,750

(1)	Commencing January 1, 2007, new non-employee directors receive 3,000 shares of restricted stock and options to purchase 9,000 shares of our common stock on the date such director first becomes a non-employee director, which options become vested over three years in equal annual installments provided that such director remains an eligible non-employee director on each such anniversary.
(2)	Commencing with the 2007 Annual Meeting of the Company’s Shareholders, each non-employee director will receive an annual grant of options to purchase 9,000 shares of our common stock which will vest in full on the earlier of (a) the one-year anniversary of the date of grant and (b) the date immediately preceding the date of the Annual Meeting of the Shareholders for the year following the year of grant, subject to the non-employee directors continued service through the vesting date.

Each of these options granted during 2006 had an exercise price that ranged from $6.48 to $7.44, as adjusted to reflect the one-for-four reverse split of our common stock on April 15, 2007, and was equal to 100% of the fair market value on the date of grant. These options have a term of ten years measured from the grant date, subject to early termination if the optionee ceases serving as a director.

During 2006, pursuant to our 2003 Equity Incentive Plan, each non-employee director also received one of the following restricted stock awards, such restricted stock awards becoming fully-vested on the one year anniversary of the grant date, as adjusted to reflect the one-for-four reverse split of our common stock on April 15, 2007:

Award Type	Restricted Stock
Initial Award Upon Appointment—Directors	625
Annual Award—Continuing Directors (1)	625

(1)	Commencing with the 2007 Annual Meeting of the Shareholders, each non-employee director will receive an annual grant of 3,000 shares of restricted stock.

We provide liability insurance for our officers and directors. Our current coverage is through various underwriters, and extends until October 9, 2007 at an annual cost of approximately $0.9 million.

The following table provides the actual compensation received by our non-employee directors over the course of the last fiscal year.

2006 Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(1)(2)	Total ($)
John H. Bauer	57,000	6,016	(3)	17,602	80,618
Vartan Gregorian, Ph.D	63,500	5,993	(4)	26,440	95,933
Mary O. Mundinger, Dr. PH	59,750	3,261	(5)	29,854	92,865
Phillip M. Nudelman, Ph.D	99,750	3,168	(6)	38,091	141,009
Frederick W. Telling, Ph.D (7)	8,833	364	(8)	12,552	21,749

(1)	The amounts in these columns reflect amounts recognized for financial statement reprinting purposes for the fiscal year ended December 31, 2006 in accordance with Statement of Financial Standards (SFAS) No. 123R, “Share-Based Payment,” which requires that we recognize as compensation expense the value of all stock-based awards, including stock options granted in exchange for services over the requisite service period, which is typically the vesting period, without any reduction for risk of forfeiture. The stock and option awards included in this expense were granted from 2003 through 2006. There can be no assurance that the SFAS 123R amounts will ever be realized. For more information, see Note 13 in the Notes to Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 16, 2007.
(2)	The option award expense recorded for each director is equal to the grant date fair value of option awards granted during 2006.
(3)	Grant date fair value of stock award granted during 2006 is $4,050.
(4)	Grant date fair value of stock award granted during 2006 is $4,650.
(5)	Grant date fair value of stock award granted during 2006 is $4,475.
(6)	Grant date fair value of stock award granted during 2006 is $4,500.
(7)	Dr. Telling joined the board of directors in December 2006.
(8)	Grant date fair value of stock award granted during 2006 is $4,425.

PROPOSAL 2

APPROVAL OF THE 2007 EMPLOYEE STOCK PURCHASE PLAN

Summary

We are asking our shareholders to approve our 2007 Employee Stock Purchase Plan, which we will refer to as the employee plan. Our board of directors has unanimously approved the adoption of the employee plan, subject to shareholder approval at the Annual Meeting.

We believe the employee plan is an important component of our employee compensation package. Approximately 64% of our employees, including all of our officers, will be eligible to participate in the employee plan. Approximately 62% of our employees were eligible to participate in, and 11% of our employees elected to participate in, our previous employee plan during the purchase period ending June 30, 2006. That previous plan terminated in April 2006 and we were unable to obtain shareholder approval for an extension of that plan due to our inability to obtain a quorum for either of the scheduled 2006 Annual Meetings, therefore we have not had a completed purchase period since June 30, 2006. We also believe that the employee plan assists us in attracting and retaining skilled personnel. The essential features of the employee plan are summarized below. The employee plan is intended to be an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.

Vote Required and Board of Directors’ Recommendation

Approval of the employee plan requires the affirmative vote of the holders of a majority of the shares of common stock voting on this Proposal 2 in person or by proxy and entitled to vote at the Annual Meeting. In the event the shareholders fail to approve the employee plan, the board of directors will reconsider the necessity of the employee plan. If the employee plan is approved, the board of directors may, pursuant to the terms of the employee plan and subject to the rules of the Nasdaq Global Market, make any other changes to the employee plan that it feels would be in our and our shareholders’ best interests.

Because each of our executive officers would be eligible to participate in the employee plan, adoption of the employee plan impacts each of our executive officers, and thus each of our executive officers has a personal interest in this proposal and its approval by our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

PROPOSAL TO APPROVE THE 2007 EMPLOYEE STOCK PURCHASE PLAN.

Summary of the 2007 Employee Stock Purchase Plan

The following paragraphs provide a summary of the principal features of the 2007 Employee Stock Purchase Plan, as adopted subject to shareholder approval, and its operation. The following summary is qualified in its entirety by reference to the employee plan, as proposed to be adopted, as set forth in Appendix A.

Background and Purpose

The employee plan replaces our previous employee plan, which expired by its terms in April 2006. The employee plan provides our employees with the opportunity to purchase shares of our common stock through payroll deductions. The purposes of the employee plan are to encourage ownership of our common stock by our employees and to provide additional incentives to our employees to promote the success of our business. Under the employee plan, participants may purchase our common stock at a discount.

Shares Available for Issuance

We are asking for approval to issue up to 250,000 shares of our common stock under the employee plan. If an option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the option shall become available for other options granted under the employee plan. No shares have been issued under the employee plan to date.

Administration

The employee plan shall be administered by a committee of the board of directors consisting of not less than two non-employee directors, which shall determine from time to time whether to grant options to purchase shares under the employee plan as of any date otherwise qualifying as an offering commencement date. The committee further determines which, if any, of our affiliates may be participating employers whose employees may participate in the employee plan as of each offering commencement date. The committee shall have authority in its discretion to interpret the employee plan, to prescribe, amend and rescind rules and regulations relating to determining the terms of options to purchase shares granted under the employee plan, and to make all other determinations necessary or advisable for the administration of the employee plan. Any determination of the committee shall be final and binding upon all persons having or claiming any interest under the employee plan or under any options to purchase shares granted pursuant to the employee plan.

Eligibility and Participation

Employees who are employed on the first day of any offering period and remain an employee through the end of the offering period and who customarily work more than twenty hours per week and more than five months per calendar year may participate in the employee plan. Participation in the employee plan is voluntary. No participant may purchase shares if immediately after such purchase, the participant would own stock and/or outstanding options to purchase stock comprising 5% or more of the total combined voting power of our stock or of any of our affiliates. In addition, no participant is permitted to purchase stock under the employee plan with a value in excess of $25,000 (determined with respect to the fair market value of the stock at the time such option to purchase shares is granted) in any calendar year.

Plan Characterization

The employee plan is not subject to the provisions of the Employment Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code.

Offering Dates

Shares of stock are offered for purchase on the first business day of each new six month offering period. The committee administering the employee plan shall designate the offering period commencement dates. The committee also has the authority to change the duration of the offering periods without shareholder approval if the change is announced prior to the relevant offering period.

Purchase Price

The purchase price per share of common stock covered by an option granted under the employee plan is 85% of the lower of (a) the fair market value per share of our common stock on the commencement date of the applicable offering period and (b) the fair market value per share of our common stock on the last business day of the applicable offering period. The fair market value of our common stock is the last quoted sales price of our common stock on the Nasdaq Global Market on the determination date. As of August 15, 2007 the last quoted sales price of our common stock on the Nasdaq Global Market was $3.47 per share.

Payroll Deductions

Employees may authorize payroll deductions in 1% multiples of base salary for each payroll period, up to a maximum of 10% of their base salary. An employee may not change the percentage of base salary withheld during an offering period. An employee may discontinue his or her participation in the employee plan at any time.

Purchase of Stock

By executing an enrollment form, an employee is entitled to purchase shares of our common stock on the last day of the offering period. The maximum number of shares that may be purchased during an offering period is determined by dividing the amount collected from the participant through payroll deductions during the offering period by the per share purchase price in effect for that offering termination date, subject to a maximum of 800 shares. Unless the employee’s participation is discontinued prior to such purchase date, his or her purchase of the shares will occur automatically on the last day of the offering period at the applicable price.

Withdrawal

Generally, a participant may withdraw from an offering period at any time prior to one business day prior to the offering termination date by written notice without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver a new enrollment agreement to us. Upon a participant’s withdrawal from an offering period, all of the participant’s accumulated payroll deductions held by us will be paid to the participant without interest.

Termination of Employment

Termination of a participant’s employment for any reason, including death, retirement, voluntary severance or involuntary severance, cancels his or her option to purchase shares and participation in the employee plan immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of an employee’s death, to the person or persons entitled thereto as provided in the employee plan, without interest.

Leave of Absence

A participant will be deemed to be employed throughout any leave of absence for military service, illness, or other bona fide purpose which does not exceed the longer of 90 days or the period during which the participant’s reemployment rights are guaranteed by statute or contract. If the participant does not return to active employment prior to the termination of such period, his or her employment will be deemed to have ended on the 91st day of such leave of absence.

Restrictions on Transfer

Options may not be assigned, transferred, pledged, or otherwise disposed of, except by will, or under the laws of descent and distribution. An option may not be exercised by anyone other than the participant.

Changes in Capitalization

The number of shares reserved under the employee plan, the limit on the number of shares which may be purchased during the accumulation period and the number of shares and the price per share in effect under each outstanding option under the employee plan shall be appropriately adjusted for the payment of a stock dividend or any increase or decrease in the number of outstanding shares of our common stock resulting from a split-up or contraction of shares, in order to prevent the dilution or enlargement of benefits thereunder.

Change of Control

In the event of a change of control (as defined in the employee plan), the committee administering the employee plan shall, in its sole discretion, either (a) provide that shares granted under the employee plan shall be purchasable to the extent of each participant’s accumulated payroll deductions for the offering period in effect as of a date prior to the change in control or (b) arrange with the surviving, continuing, successor or purchasing corporation, as the case may be, that such corporation shall assume our rights and obligations under the employee plan.

Dissolution or Liquidation

In the event of our dissolution or liquidation, except pursuant to a transaction to which Section 424(a) of the Internal Revenue Code applies, each option to purchase shares of our common stock will terminate; however, the participant has the right to purchase shares prior to such dissolution or liquidation.

Term; Amendment and Termination of the Employee Plan

No option shall be granted under the employee plan on or after the twentieth anniversary of shareholder approval of the employee plan, but options granted prior to such date may extend beyond such date.

The board of directors may terminate or amend the employee plan at any time and from time to time (subject to shareholder consent as may be required by applicable law). No termination of or amendment to the employee plan may materially adversely affect the rights of a participant with respect to an outstanding option held by the participant as of the date of such termination or amendment without the participant’s consent. However, our board of directors may make such amendments to the employee plan as our board of directors determines to be advisable and which do not cause unfavorable accounting treatment, including changes with respect to current offering periods, if the continuation of the employee plan or any offering period would result in financial accounting treatment for the employee plan that is different from the financial accounting treatment in effect on the date the employee plan is adopted by our board of directors.

Federal Income Tax Consequences

The following brief summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the employee plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The employee plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the employee plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period applicable to such shares. If the shares are sold or otherwise disposed of (including by gift) more than two years after the first day of the particular offering period in which such shares were acquired and more than one year after the actual purchase date of the shares, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period in which such shares were acquired. Any additional gain or loss will be treated as long-term capital gain or loss. If the shares are sold or otherwise disposed of (including by gift) before the expiration of the aforementioned holding periods, the participant will recognize ordinary income generally measured as the excess of (a) the fair market value of the shares on the date the shares are purchased over (b) the purchase price. Any additional gain or loss on such sale or disposition will be capital gain or loss, which will be long-term if the shares are held for more than one year. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Accounting Treatment

Based on Statement of Financial Accounting Standards No. 123(R), we will recognize compensation expense in connection with the employee plan. So long as we continue issuing shares under the employee plan with a purchase price at a discount to the fair market value of our common stock, we will recognize compensation expense which will be determined by the level of participation in the employee plan. However, in certain cases where the purchase price is greater than 95% of the fair market value of the stock subject to the employee plan, there would be no compensation expense under Statement of Financial Accounting Standards No. 123(R).

Participation in the Employee Plan

Participation in the employee plan is voluntary and therefore the number of shares an individual employee will purchase cannot be determined in advance. In addition, because benefits under the employee plan will depend on the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by employees if the employee plan is approved by the shareholders.

PROPOSAL 3

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE

2003 EQUITY INCENTIVE PLAN AS THE 2007 EQUITY INCENTIVE PLAN

Summary

We are asking our shareholders to approve the amendment and restatement of our 2003 Equity Incentive Plan, which we are re-titling as our 2007 Equity Incentive Plan (as amended, restated and retitled, the “2007 Plan”). The 2003 Equity Incentive Plan was originally adopted by our board of directors in May 2003 and approved by our shareholders in June 2003 and then was amended by our board of directors in March 2004 and our shareholders in May 2004. Our board of directors further amended the 2003 Equity Incentive Plan in February 2006, but since we were unable to obtain shareholder approval of the amendments due to our inability to obtain a quorum for either of the scheduled 2006 Annual Meetings, the amendments were not effective. In June 2007, our board of directors approved the amendment, restatement and re-titling of our 2003 Equity Incentive Plan as the 2007 Plan and recommended that the 2007 Plan be submitted to our shareholders for their approval.

Our board of directors has unanimously approved the 2007 Plan, subject to shareholder approval, to, among other things:

(1)	remove provisions of the 2003 Equity Incentive Plan that require automatic, mandatory grants of specific amounts to directors;

(2)	add the ability to grant restricted stock units and cash awards pursuant to the 2007 Plan;

(3)	update plan provisions to (i) refine and enhance performance-based award provisions, including but not limited to those provisions designed to comply with Rule 162(m) of the Internal Revenue Code, (ii) comply with Section 409A of the Internal Revenue Code, and (iii) revise tax withholding language;

(4)	increase the number of shares authorized for issuance under the 2007 Plan from 1,610,822 shares to 6,610,822 shares;

(5)	increase the maximum number of shares that may be issued pursuant to all awards, other than cash awards, granted to an individual in any one fiscal year under the 2007 Plan from 125,000 shares to 750,000 shares;

(6)	increase the maximum number of shares that may be issued in aggregate under the 2007 Plan during its term pursuant to restricted stock and restricted stock unit awards with a purchase price that is less than 100% of the fair market value on the date of grant from 625,000 shares to 4,375,000 shares; and

(7)	add a limit that no individual may be granted cash awards in any one fiscal year in an aggregate amount of more than $650,000 under the 2007 Plan.

In reviewing our compensation practices, including in light of various evolving market practices and changing regulatory requirements that affect equity compensation, as well as to enhance the Company’s ability to qualify certain cash awards so as to be able to fully deduct them, our board of directors determined to make the above changes to the 2007 Plan. In addition, the proposed amendment increasing the number of shares authorized for issuance under the 2007 Plan ensures our ability to continue to grant stock options and other awards, which are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Our employees are our most valuable asset, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. We believe strongly that the approval of the 2007 Plan, as proposed, is instrumental to our continued success.

In addition, shareholder approval of the 2007 Plan is intended to satisfy the shareholder approval requirements under Section 162(m) of the Internal Revenue Code, so as to permit us to deduct under federal income tax law certain amounts paid under the 2007 Plan to executive officers that might otherwise not be deductible.

Section 162(m) of the Internal Revenue Code generally prevents public companies from deducting compensation paid in excess of $1,000,000 to any one of certain of their executive officers during any single year. Under current law, this restriction applies to compensation paid to our Chief Executive Officer and our other three most highly compensated executive officers listed in our “Compensation of Executive Officers” table on page 36 of this proxy statement. Certain “performance-based compensation” is specifically exempted from this deduction limit if it otherwise meets the requirements of Section 162(m).

Stock options and stock appreciation rights that are structured such that the recipient’s compensation is based solely on the appreciation of the value of the underlying shares from the date of grant until the date of exercise may qualify as performance-based compensation if, among other requirements, the plan under which the awards are granted is shareholder-approved and contains a limit on the number of shares that may be granted under options or stock appreciation rights to any one individual during a specified period. As a result, the 2007 Plan provides that for Section 162(m) purposes no participant may be granted awards, other than cash awards, in any one fiscal year that, in the aggregate, cover more than 750,000 shares.

Additional requirements apply to certain other forms of compensation, such as cash awards and restricted stock and restricted stock unit awards, in order for them to qualify as performance-based compensation, including a requirement that payment under the awards be contingent upon the achievement of certain performance goals that are established in a manner specified under Section 162(m). As a result, the 2007 Plan permits us to issue certain awards that incorporate performance goals and provides that these performance goals may be based upon: annual revenue, cash position, earnings per share, individual objectives, net income, operating cash flow, operating income, return on assets, return on equity, return on sales and total shareholder return. The performance goals must be established and approved by the Committee during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such targets remains substantially uncertain. In addition, the 2007 Plan provides that for Section 162(m) purposes no participant may be granted cash awards in any one fiscal year in an aggregate amount of more than $650,000 under the 2007 Plan.

Shareholder approval of the 2007 Plan pursuant to this proposal will constitute shareholder approval of the material terms of the 2007 Plan, including the share and cash limitations on awards and the performance goals, for Section 162(m) purposes.

Vote Required and Board of Directors’ Recommendation

Approval of the 2007 Plan requires the affirmative vote of the holders of a majority of the shares of our common stock that are voting on this Proposal 3 in person or by proxy and entitled to vote at the Annual Meeting. In the event the shareholders fail to approve the 2007 Plan, the 2003 Equity Incentive Plan will continue in operation pursuant to its terms. Even if the 2007 Plan is approved, the board of directors may, pursuant to the terms of the 2007 Plan and subject to the rules of the Nasdaq Global Market, make any other changes to the 2007 Plan that it feels would be in our and our shareholders’ best interests.

Because each of our executive officers is eligible to participate in the 2007 Plan, the approval of the 2007 Plan impacts each of our executive officers and thus each of our executive officers has a personal interest in this proposal and its approval by our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2003 EQUITY

INCENTIVE PLAN AS THE 2007 EQUITY INCENTIVE PLAN.

Summary of the 2007 Plan, as proposed to be amended and restated

The following is a summary of the principal features of the 2007 Plan and its operation, as proposed to be amended and restated. Because it is not a complete description of all of the terms and conditions of the 2007 Plan, the summary is qualified in its entirety by reference to the full text of the 2007 Plan, as proposed to be amended and restated in its entirety, as set forth in Appendix B.

Background and Purpose of the 2007 Plan

The 2007 Plan is intended to attract, motivate and retain employees, consultants and non-employee directors and to encourage their stock ownership in the Company. We believe that, over the years, our stock plans have made a significant contribution to the success of our business by increasing our ability to attract and retain highly competent individuals on whose judgment, initiative, leadership, and continued efforts the growth and profitability of the Company depend.

Types of Awards Granted under the 2007 Plan

The 2007 Plan permits the grant of the following types of incentive awards: (1) stock options, including incentive stock options and nonqualified stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units and (5) cash awards (individually, an “Award”).

Administration of the 2007 Plan

A committee of at least two non-employee members of our board of directors (the “Committee”) administers the 2007 Plan. To make grants to certain of our officers and key employees, the members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code (so that we can receive a federal tax deduction for certain compensation paid under the 2007 Plan).

Subject to the terms of the 2007 Plan, the Committee has the sole discretion to select the employees, consultants and directors who will receive Awards, to determine the terms and conditions of such Awards (for example, the number of shares subject to an Award, the exercise price, and vesting schedule), to interpret the provisions of the 2007 Plan and outstanding Awards, to amend outstanding Awards (including the authority to accelerate vesting), to extend an option’s post-termination exercise period (but not beyond the original option term), to adopt procedures and subplans as are necessary or appropriate to permit participation in the 2007 Plan by employees and directors who are foreign nationals or employed outside the United States and to adopt, interpret, amend or revoke rules for the administration, interpretation and application of the 2007 Plan.

The Committee may delegate any part of its authority and powers under the 2007 Plan to one or more of our directors and/or officers, but only the Committee itself can make Awards to participants who are our executive officers. References to the Committee in this proposal include the Committee and any directors or officers to whom the Committee properly delegates authority.

Authorized Shares

The aggregate number of shares of our common stock that currently may be issued or delivered pursuant to all Awards under the 2003 Equity Incentive Plan is 1,610,822 shares. As of August 15, 2007, 836,443 shares of common stock had been issued under the 2003 Equity Incentive Plan, of which 51,196 were issued pursuant to restricted stock awards that remain subject to forfeiture if the holder were to terminate his or her service with the

Company prior to the vesting of the award. Options covering an additional 947,977 shares granted under the 2003 Equity Incentive Plan remained outstanding. A total of 139,138 shares of common stock remained available for future grant under the 2003 Equity Incentive Plan (plus shares subject to outstanding awards that might in the future be returned to the Plan as a result of cancellations or expirations of awards or if awards are settled in cash). As of August 15, 2007, options outstanding under the 2003 Equity Incentive Plan have per share exercise prices ranging from $3.56 to $48.40 or a weighted average per share exercise price of $12.79. If this Proposal 3 is approved, the aggregate number of shares of our common stock that may be issued or delivered pursuant to all Awards under the 2007 Plan will increase to 6,610,822 shares. Various additional share limits will be imposed. A maximum of:

•	4,375,000 shares may be granted pursuant to Awards of restricted stock or restricted stock units with a purchase price that is less than 100% of the fair market value on the date of grant; and

•	750,000 shares may be issued pursuant to all Awards, other than cash awards, to an individual in any given fiscal year for Section 162(m) purposes.

In the event that any dividend or other distribution (whether in the form of cash, our common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of our common stock or other securities, or other change in our corporate structure affecting our common stock occurs such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2007 Plan, the Committee shall, in such manner as it may deem equitable (a) adjust the number and class of shares available for issuance under the 2007 Plan, the number, class, and price of shares subject to outstanding Awards, and the per person share limits set forth in the 2007 Plan or (b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards, based upon the distribution or consideration payable to holders of our common stock upon or in respect of such event.

If an Award is settled in cash or expires, terminates or lapses or is cancelled for any reason, the shares subject to the Award generally will be returned to the available pool of shares reserved for issuance under the 2007 Plan.

Eligibility to Receive Awards

The Committee selects the employees, consultants and directors who will be granted Awards under the 2007 Plan. As of July 31, 2007, we have approximately 201 officers and employees, including all of our named executive officers, and five non-employee directors who are eligible to receive Awards under the 2007 Plan. The actual number of individuals who will receive an Award under the 2007 Plan cannot be determined in advance because the Committee has the discretion to select the participants.

Stock Options

A stock option is the right to acquire shares of our common stock at a fixed exercise price for a fixed period of time. Under the 2007 Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not us, to more favorable tax treatment). The Committee will determine the number of shares covered by each option.

The exercise price of the shares subject to each option is set by the Committee but generally cannot be less than 100% of the fair market value on the date of grant. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value (on the grant date) if the participant owns stock possessing more than 10% of the total combined voting power of all classes of our stock and any of our subsidiaries. However, we may grant options with exercise prices equal to less than the fair market value of our common stock on the date of grant in connection with our acquisition of another company. The fair market value of our common stock is the last quoted sales price for the shares on the Nasdaq Global Market on the applicable date. As of August 15, 2007, the closing price of our common stock was $3.47 per share. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year may not exceed $100,000. Any shares in excess of this limit will be treated as subject to a nonqualified stock option. If the employee holds more than one incentive stock option, the incentive stock options are considered in the order in which they were granted.

An option granted under the 2007 Plan cannot generally be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Committee. Options granted under the 2007 Plan expire at the times established by the Committee, but not later than 10 years after the grant date (such term is limited to five years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of our stock and any of our subsidiaries). The Committee may determine the effect of termination of employment or service on the rights and benefits under options and in doing so may make distinctions based upon the cause of termination or other factors.

The exercise price of each option granted under the 2007 Plan must be paid in full in cash or its equivalent at the time of exercise. The Committee also may permit payment through the tender of shares that are already owned by the participant, or by any other means which the Committee determines to be consistent with the purpose of the 2007 Plan. The participant must pay any taxes we are required to withhold at the time of exercise.

Stock Appreciation Rights

Awards of stock appreciation rights may be granted in connection with all or any part of an option, either concurrently with the grant of an option or at any time thereafter during the term of the option, or may be granted independently of options. The Committee has complete discretion to determine the number of stock appreciation rights granted to any employee, consultant or director.

The Committee determines the terms of stock appreciation rights, except that the exercise price of a stock appreciation right that is granted independently of an option may not be less than 100% of the fair market value of the shares on the date of grant and the exercise price of a stock appreciation right that is granted in connection with an option may not be less than the exercise price of the related option. In addition, the Committee may determine the effect of termination of employment or service on the rights and benefits under stock appreciation rights and in doing so may make distinctions based upon the cause of termination or other factors.

A stock appreciation right granted in connection with an option will entitle the participant to exercise the stock appreciation right by surrendering to the Company a portion of the unexercised related option. The participant will receive in exchange from the Company an amount equal to the excess of the fair market value of the shares on the date of exercise of the stock appreciation right covered by the surrendered portion of the related option over the exercise price of the shares covered by the surrendered portion of the related option. When a stock appreciation right granted in connection with an option is exercised, the related option, to the extent surrendered, will cease to be exercisable. A stock appreciation right granted in connection with an option will be exercisable until, and will expire no later than, the date on which the related option ceases to be exercisable or expires.

Stock appreciation rights may also be granted independently of options. Such a stock appreciation right will entitle the participant, upon exercise, to receive from the Company an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. A stock appreciation right granted without a related option will be exercisable, in whole or in part, at such time as the Committee will specify in the stock appreciation right agreement.

The Company’s obligation arising upon the exercise of a stock appreciation right may be paid in shares, in cash, or any combination thereof, as the Committee may determine.

Restricted Stock and Restricted Stock Units

Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Committee. Restricted Stock Units represent a promise to deliver shares of our common stock, or an amount of cash or property equal to the underlying shares, at a future date. The Committee will determine the number of shares subject to a restricted stock award or restricted stock unit award granted to any employee, consultant or director, and the other terms of the Award (including the purchase price, if any, and transfer restrictions).

In determining whether an Award of restricted stock or restricted stock units should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting as it determines to be appropriate. For example, the Committee may determine to grant an Award of restricted stock or restricted stock units only if the participant satisfies performance goals established by the Committee.

Cash Awards

Cash awards may be granted either alone, in addition to, or in tandem with other Awards granted under the 2007 Plan. After the Committee determines that it will offer a cash award, it shall advise the participant, by means of an award agreement, of the terms, conditions and restrictions related to the cash award. The grant or vesting of a cash award may be made contingent on the achievement of performance goals established by the Committee. The maximum amount payable pursuant to a cash award granted under the 2007 Plan for any fiscal year to any participant that is intended to satisfy the requirements for performance-based compensation may not exceed $650,000. Nothing in the 2007 Plan prevents us from granting cash awards outside of the 2007 Plan in any amount to any employee or other service provider.

Deferred Payments

The 2007 Plan authorizes the Committee to permit the deferred payment of Awards in accordance with and subject to such rules and procedures determined by the Committee in its sole discretion.

Change of Control

In the event of a “change of control” of the Company, the Committee may provide for the successor corporation to either assume or provide a substitute award for each outstanding stock option and stock appreciation right. In the event the successor corporation refuses to assume or provide a substitute award, the Committee will provide at least 15 days notice that the options or stock appreciation rights under the 2007 Plan will immediately vest and become exercisable as to all of the shares subject to such Award and that such Award will terminate upon the expiration of such notice period. If the successor corporation assumes or provides a replacement Award and the participant is terminated by the successor corporation for reasons other than “misconduct” during the 12-month period following the change of control, then such participant’s options and stock appreciation rights will immediately vest and become exercisable as to all of the shares subject to such Award.

Additionally, in the event of a “change of control” of the Company, the Committee may provide for any vesting conditions or Company repurchase or reacquisition rights with respect to restricted stock and restricted stock units to be assigned to the successor corporation. In the event the successor corporation refuses to assume any such vesting conditions or repurchase or reacquisition rights, such vesting conditions or repurchase or reacquisition rights will lapse and the participant will be fully vested in such shares of restricted stock or restricted stock units. If the vesting conditions or repurchase or reacquisition rights are assigned to the successor corporation and the participant is terminated by the successor corporation for reasons other than “misconduct” during the 12-month period following such change of control, then any vesting conditions or repurchase or reacquisition rights will lapse with respect to such participant’s restricted stock and restricted stock units (or the property for which the restricted stock and restricted stock units were converted upon the change of control) and the participant will be fully vested in such restricted stock and restricted stock units (or the property for which the restricted stock and restricted stock units were converted upon the change of control).

The Committee may provide for cash awards to be assumed or an equivalent cash award substituted by the successor corporation in the event of a “change of control.” In the event that the successor corporation refuses to assume or substitute for the cash award, the participant will become fully vested in the cash award. If the cash award is assumed or substituted for and within 12 months following the “change of control” the participant is terminated by the successor corporation for reasons other than “misconduct,” the participant will become fully vested in the cash award.

Limited Transferability of Awards

Awards granted under the 2007 Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, participants may, in a manner specified by the Committee, transfer nonqualified stock options (a) pursuant to a court-approved domestic relations order relating to child support, alimony payments or marital property rights and (b) by bona fide gift to (1) a member of the participant’s immediate family; (2) a trust or other entity for the sole benefit of the participant and/or his or her immediate family; (3) a partnership, limited liability company or other entity whose members are the participant and/or his or her immediate family or (4) certain limited tax-qualified charities.

Amendment and Termination of the 2007 Plan

Our board of directors generally may amend, suspend or terminate the 2007 Plan at any time and for any reason (subject to shareholder consent as may be required by applicable law). However, no amendment or termination of the 2007 Plan may alter or impair the rights of a participant with respect to an outstanding Award without his or her consent; provided that such consent shall not be required if our board of directors determines, in its sole and absolute discretion, that the amendment, suspension or termination (a) is required or advisable in order for the Company, the 2007 Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any change of control event, is in the best interests of the Company or its shareholders. In addition, our board of directors may not, without shareholder consent, reduce the exercise price of any outstanding option or cancel and re-grant options at a lower exercise price.

Unless terminated by the board of directors, the 2007 Plan does not have a term. However, no incentive stock option may be granted under the 2007 Plan after ten years from the latest date our shareholders approve the 2007 Plan, including any subsequent amendment or restatement of the 2007 Plan approved by our shareholders. Outstanding Awards generally will continue following the expiration or termination of the 2007 Plan.

Federal Income Tax Consequences

The following is a brief summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the 2007 Plan. This summary does not purport to be complete and does not discuss the tax consequences of a participant’s death, the tax consequences of an award that is subject to but does not satisfy the deferred compensation rules of Section 409A of the U.S. Internal Revenue Code, or the tax laws of any locality, state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

Nonqualified Stock Options

No taxable income is recognized when a nonqualified stock option is granted to a participant. Upon exercise of a nonqualified stock option with respect to vested shares, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with exercise of a nonqualified stock option by an employee of the Company is subject to tax withholding. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

Incentive Stock Options

No taxable income is recognized when an incentive stock option is granted or exercised although the excess (if any) of the fair market value of the shares at exercise over the exercise price is treated as an item of income for alternative minimum tax purposes and may subject the participant to alternative minimum tax. Alternative minimum tax is an alternative method of calculating the income tax that must be paid each year, which includes certain additional items of income and tax preferences and disallows or limits certain deductions otherwise allowable for regular tax purposes. Alternative minimum tax is payable only to the extent that the alternative minimum tax exceeds “ordinary” federal income tax for the year (computed without regard to certain credits and special taxes).

If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as long-term capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, (a) if the sale price exceeds the exercise price, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option and the excess (if any) between the sales price and the fair market value of the shares on the exercise date will be taxed as capital gain or (b) if the sale price is less than the exercise price, the participant will recognize a capital loss equal to the difference between the exercise price and the sale price.

In the case of both nonqualified stock options and incentive stock options, special federal income tax rules apply if our common stock is used to pay all or part of the option exercise price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.

Stock Appreciation Rights

No taxable income is recognized when a stock appreciation right is granted to a participant. Upon exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received as of the payment date. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock units will generally be taxed in the same manner as nonqualified stock options. However, shares issued under a restricted stock or restricted stock unit award are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code to the extent the shares will be forfeited in the event that the participant ceases to provide services to the Company or are nontransferable. If a stock award is subject to a substantial risk of forfeiture, the participant will not recognize ordinary income at the time the award shares are issued. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within 30 days of the share issuance date) an election pursuant to Section 83(b) of the Internal Revenue Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of such issuance, and the capital gain holding period commences on the date of issuance.

The ordinary income on an award of restricted stock or restricted stock units recognized by an employee will be subject to tax withholding by us. Unless limited by Section 162(m), we are entitled to deduct the same amount as and at the time the employee recognizes ordinary income.

Cash Awards

Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received will be subject to tax withholding by us. Unless limited by Section 162(m) of the Internal Revenue Code, we will be entitled to a tax deduction in the amount and at the time the recipient recognizes compensation income.

Tax Effect for the Company

We generally will be entitled to a tax deduction in connection with an Award under the 2007 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our three most highly compensated executive officers listed in our Summary Compensation Table. If compensation attributable to Awards to such individuals is not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code, we may not be permitted to deduct compensation paid to such individuals to the extent that aggregate non-performance-based compensation exceeds $1,000,000 per individual in any tax year. Furthermore, if an Award is accelerated under the 2007 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered).

Accounting Treatment

We will recognize compensation expense in connection with Awards granted under the 2007 Plan as required under applicable accounting standards, including under Statement of Financial Accounting Standards No. 123(R). We currently amortize compensation expense associated with equity awards over an award’s requisite service period and establish fair value of equity awards in accordance with applicable accounting standards.

Participation in the 2007 Plan

Our Compensation Committee approved grants of restricted stock and options to our executive officers and employees under the 2003 Equity Incentive Plan that will become effective if we receive shareholder approval of this Proposal 3. Except for these awards, the number of Awards that an employee or consultant may receive under the 2007 Plan is at the discretion of the Committee and therefore cannot be determined in advance. The following table presents the Awards that will be granted, based on the stated assumptions, for the remaining term of the 2007 Plan, including (a) the option and restricted stock awards that will be allocated to our executive officers and employees and (b) the stock options and restricted stock awards that will be allocated to non-employee directors pursuant to the terms of our current non-employee director compensation plan as described under the heading “Non-Employee Director Compensation” beginning on page 9 for the remaining term of the 2007 Plan, subject to any future amendments to the 2007 Plan.

New Plan Benefits

Name and Position	Number of Shares Underlying Stock Options (#) (1)		Number of Restricted Shares (#) (2)
James A. Bianco, M.D.,	N/A		282,257	(3)
President and Chief Executive Officer

Louis A. Bianco,	N/A		84,675	(3)
Executive Vice President, Finance and Administration

Jack W. Singer, M.D.,	N/A		84,675	(3)
Executive Vice President, Chief Medical Officer

Scott C. Stromatt,	N/A		70,563	(3)
Executive Vice President, Clinical Development & Regulatory Affairs

Dan Eramian,	N/A		70,563	(3)
Executive Vice President, Corporate Communications
All executive officers as a group (five persons)	N/A		592,733	(3)

All directors (other than executive officers) as a group (five persons)	450,000	(4)	150,000	(5)

Each other person who is to receive 5% or more of the options, warrants or rights under the 2007 Plan	N/A		N/A

All employees, excluding executive officers, as a group (106 persons)	129,000	(6)	170,250	(7)

(1)	Represents the aggregate number of shares subject to grants of stock options from September 25, 2007 through September 25, 2017, that can be determined based on objective criteria.
(2)	Represents the aggregate number of shares subject to restricted stock awards from September 25, 2007 through September 25, 2017, that can be determined based on objective criteria.
(3)	The following shares of restricted stock would vest in full on December 22, 2008, assuming the executive officer remains employed with the company through this date:

Name	Number of Shares of Restricted Stock
Dr. James Bianco	80,645
Mr. Louis Bianco	24,193
Dr. Jack Singer	24,193
Mr. Dan Eramian	20,161
Dr. Scott Stromatt	20,161

The remaining shares contingently vest upon achievement of the following key corporate goals over the next three years: (1) approval from the FDA or EMEA for the sale of either XYOTAX or pixantrone or any other drug currently owned or exclusively licensed by the Company, (2) approval from the FDA or EMEA of a second such drug and (3) the closing share price for the Company’s common stock exceeding $35.00 (as equitably adjusted for any stock split, stock dividend or similar adjustment in the Company’s capitalization). In the event that one of the above-mentioned corporate goals is achieved prior to December 31, 2009, the following additional shares of restricted stock granted to the executive officers would vest as of the date of the achievement of such corporate goal:

Name	Number of Shares of Restricted Stock
Dr. James Bianco	80,645
Mr. Louis Bianco	24,193
Dr. Jack Singer	24,193
Mr. Dan Eramian	20,161
Dr. Scott Stromatt	20,161

In the event that two of the above-mentioned corporate goals are achieved prior to December 31, 2009, the following additional shares of restricted stock granted to the named executive officers would vest as of the date of the second to occur of the two corporate goals:

Name	Number of Shares of Restricted Stock
Dr. James Bianco	40,322
Mr. Louis Bianco	12,096
Dr. Jack Singer	12,096
Mr. Dan Eramian	10,080
Dr. Scott Stromatt	10,080

In the event that all three of the above-mentioned corporate goals are achieved prior to December 31, 2009, the following additional shares of restricted stock granted to the named executive officers would vest as of the date of the last to occur of the three corporate goals:

Name	Number of Shares of Restricted Stock
Dr. James Bianco	80,645
Mr. Louis Bianco	24,193
Dr. Jack Singer	24,193
Mr. Dan Eramian	20,161
Dr. Scott Stromatt	20,161

(4)	Assumes, among other future variables, that there are no new eligible directors, there continues to be five eligible directors (including one chairman of the board) seated and that the number of shares subject to each annual grant is not increased or decreased. The actual number of shares subject to stock options for initial one-time grants to new directors under this program is not determinable. If this Proposal 3 is approved, there will be no more automatic annual grants pursuant to the 2007 Plan, however, the board has adopted annual grant amounts for non-employee director compensation that will continue to apply.
(5)	Assumes, among other future variables, that there are no new eligible directors, there continues to be five eligible directors (including one chairman of the board) seated and that the number of shares subject to each annual grant is not increased or decreased. The actual number of shares subject to restricted stock awards for initial one-time grants to new directors under this program is not determinable. If this Proposal 3 is approved, there will be no more automatic annual grants pursuant to the Incentive Plan, however, the board has adopted annual grant amounts for non-employee director compensation that will continue to apply.
(6)	Option grants vest over 18 months with 1/3 vesting six months from the date of grant, 1/3 vesting one year from the date of grant and 1/3 vesting 18 months from the date of grant.
(7)	Restricted stock grants vest as follows: 1/3 vesting on November 1, 2007, 1/3 vesting on May 1, 2008 and 1/3 vesting on November 1, 2008.

Other than the awards described above, the number, amount and type of awards to be received by or allocated to eligible persons under the 2007 Plan cannot be determined at this time. The Company is not currently considering any specific additional awards under the 2007 Plan. For information regarding options and restricted stock awards granted to executive officers of the Company during fiscal 2006, see the information provided under the heading “Compensation of Executive Officers” on page 36 of this proxy statement.

In implementing stock-based compensation programs, we seek to balance the need to maintain a talented resource pool in a human-intensive and highly competitive business with efforts to closely monitor and reduce our “burn rate” from stock option and restricted stock awards, where burn rate is defined as the number of options and restricted stock granted in a fiscal year divided by the gross number of shares outstanding at the end of that fiscal year.

PROPOSAL 4

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

Summary

Last year the audit committee approved the appointment of Stonefield Josephson, Inc. as our independent auditors for the year ending December 31, 2006; that selection was not ratified by the shareholders last year due to our inability to obtain a quorum at either of the scheduled 2006 Annual Meetings. This year the audit committee has again approved the appointment of Stonefield Josephson, Inc. as our independent auditors for the year ending December 31, 2007 and the board of directors has further directed that we submit the selection of independent auditors for both 2006 and 2007 for ratification by the shareholders at this Annual Meeting.

On August 31, 2005, Grant Thornton LLP informed us that Grant Thornton LLP had resigned as our independent registered public accounting firm. Grant Thornton LLP had audited our financial statements since 2004. The reports of Grant Thornton LLP on our consolidated financial statements for the year ended December 31, 2004 did not contain any adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audit of our consolidated financial statements for the year ended December 31, 2004, and through the subsequent interim periods, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make reference thereto in its report. There were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. We requested Grant Thornton LLP to furnish a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of that letter dated September 1, 2005 was filed as Exhibit 16.1 to our Form 8-K filed on September 2, 2005. Grant Thornton LLP did not seek our consent to its resignation. As a result, the audit committee did not recommend or approve the resignation of Grant Thornton LLP.

On October 7, 2005, the audit committee engaged Stonefield Josephson, Inc. as our new independent auditors to provide financial audit services. Stonefield Josephson, Inc. did not audit our financial statements in either 2003 or 2004 or any subsequent interim period and did not perform any services prior to October 7, 2005. Additionally, during 2003 and 2004 and the subsequent interim period through October 7, 2005, we did not consult with Stonefield Josephson regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Representatives of Stonefield Josephson, Inc., who are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

We are asking our shareholders to ratify the selection of Stonefield Josephson, Inc. as our independent auditors for the year ended December 31, 2006 and the year ended December 31, 2007. Although ratification is not required by our amended and restated bylaws or otherwise, we are submitting the selection to our shareholders for ratification because we value our shareholders’ views and as a matter of good corporate practice. In the event the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the audit committee feels that such a change would be in our and our shareholders’ best interests.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting will be required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF STONEFIELD JOSEPHSON, INC. AS OUR INDEPENDENT AUDITORS.

The following report shall not be deemed incorporated by reference into any previous or future filings under the Securities Act or Securities Exchange Act, notwithstanding any such filings which purport to incorporate by reference this proxy statement in whole or in part.

Audit Committee Report

The audit committee reviews and monitors CTI’s financial reporting process on behalf of the board and reviews CTI’s system of internal controls. We act only in an oversight capacity, however, and it is management that has the primary responsibility for the financial statements, establishing and maintaining adequate internal controls, and the reporting process. Stonefield Josephson, Inc., CTI’s independent auditor for 2006 and 2007, is responsible for expressing opinions on the conformity of CTI’s financial statements in accordance with generally accepted accounting principles, on management’s assessment of the effectiveness of CTI’s internal control over financial reporting, and on the effectiveness of CTI’s internal control over financial reporting. Each member of the Audit Committee is an independent director as determined by our board of directors, based on Nasdaq Global Market rules and the Securities and Exchange Commission’s independence requirements for members of audit committees. In addition, the board of directors has determined that John H. Bauer is an “audit committee financial expert,” as defined by SEC rules.

We operate under a written charter, a copy of which is available on CTI’s website at www.cticseattle.com. As more fully described in our charter, the purpose of the audit committee is to assist the board of directors in its oversight and monitoring of CTI’s financial statements, internal controls and audit matters. We meet each quarter with Stonefield Josephson, Inc. and management to review CTI’s interim financial results before the publication of CTI’s quarterly reports. Management’s and independent auditors’ presentations to and discussions with the audit committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent auditors. In accordance with the Sarbanes-Oxley Act, we have ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace CTI’s independent auditors.

In accordance with existing audit committee policy and the requirements of the Sarbanes-Oxley Act, all services to be provided by Stonefield Josephson, Inc. are subject to pre-approval by the audit committee. This includes audit services, audit-related services, tax services and other services. Pre-approval provided by the full audit committee or a subcommittee thereof, relates to a particular category or group of services and is subject to a specific budget. The Sarbanes-Oxley Act prohibits an issuer from obtaining certain non-audit services from its auditing firm so as to avoid certain potential conflicts of interest; we have not in recent years obtained any of these services from Stonefield Josephson, Inc., or our prior auditors, Grant Thornton LLP, and we are able to obtain such services from other service providers at competitive rates.

In addition, we recommend to the board of directors the appointment of the independent auditors and review their proposed audit scope, approach and independence.

We are not professional accountants or auditors and our duties are not intended to duplicate or to certify the activities of management or the independent auditors. It is not the audit committee’s duty to plan or conduct audits or to determine that CTI’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Consequently, the audit committee is not providing any professional certification as to the independent auditors’ work or any expert assurance as to the financial statements.

We have reviewed and discussed CTI’s audited financial statements with management and Stonefield Josephson, Inc. Management has represented to the audit committee that the financial statements were prepared in accordance with generally accepted accounting principles.

We also discussed with Stonefield Josephson, Inc. other matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, we have received from, and discussed with, Stonefield Josephson, Inc. their annual written report on their independence from us and our management, as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the auditors whether the provision of any non-audit services provided to us by them during 2006 were compatible with the auditors’ independence.

Based on our discussion with management and the independent auditors and our review of the audited financial statements and the representations of management and the independent auditors, we recommended to the board that the audited financial statements be included in CTI’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE*

John H. Bauer (Chair)

Phillip M. Nudelman, Ph.D.

Vartan Gregorian, Ph.D.

*	Note Dr. Telling is a current member of the Audit Committee but was not appointed to the Committee until April 1, 2007 after the conclusion of the 2006 year end audit.

Independent Auditor’s Fees and Services

The following table provides the aggregate fees billed for professional services rendered by our principal accountants during each of the past two fiscal years ended December 31:

	Stonefield Josephson, Inc.
Services Rendered	2006	2005
Audit Fees (1)	$995,000	$1,051,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—

(1)	Audit Fees. This category includes fees for professional services provided in conjunction with the audit of our financial statements and with the audit of management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting, review of our quarterly financial statements, assistance and review of documents filed with the SEC, consents, and comfort letters and attestation services provided in connection with statutory and other regulatory filings and engagements.
(2)	Audit Related Fees. This category includes fees for assurance and related professional services associated with due diligence related to mergers and acquisitions, consultation on accounting standards or transactions, internal control reviews and assistance with internal control reporting requirements, services related to the audit of employee benefit plans, and other attestation services not required by statute or regulation.
(3)	Tax Services. This category includes fees for professional services provided related to tax compliance, tax planning and tax advice.
(4)	Other Services. There were no other fees for services not included above.

Pre-Approval Policy

Pursuant to our “Audit and Non-Audit Services Pre-Approval Policy”, which is approved by the Audit Committee on an annual basis, the audit committee pre-approves all auditing services and non-audit services to be performed by our independent auditors. The audit committee also pre-approves all associated fees, except for de minimis amounts for non-audit services, which are approved by the audit committee prior to the completion of the audit.

Executive Officers

The following table provides certain information with respect to our executive officers:

Name	Age	Position
James A. Bianco, M.D.	51	President, Chief Executive Officer, Director
Louis A. Bianco	54	Executive Vice President, Finance and Administration
Dan Eramian (1)	59	Executive Vice President, Corporate Communications
Jack W. Singer, M.D.	64	Executive Vice President, Chief Medical Officer, Director
Scott C. Stromatt, M.D.	50	Executive Vice President, Clinical Development and Regulatory Affairs

(1)	Mr. Eramian was hired in March 2006.

For biographical information for all our directors, including biographical information concerning Drs. Bianco and Singer who are each directors of CTI as well as executive officers, please see the discussion under the heading “Information about Nominees and Continuing Directors” on page 5 of this proxy statement.

Mr. Bianco is one of our founders and has been our executive vice president, finance and administration since February 1, 1992, and was a director from our inception in September 1991 to April 1992 and from April 1993 to April 1995. From January 1989 through January 1992, Mr. Bianco was a vice president at Deutsche Bank Capital Corporation in charge of risk management. Mr. Bianco is a Certified Public Accountant and received his M.B.A. from New York University. Mr. Bianco and Dr. Bianco are brothers.

Mr. Eramian was hired as executive vice president, corporate communications in March 2006. Prior to joining us, Mr. Eramian was Vice President of Communications at BIO, an industry organization representing more than 1,200 biotechnology companies, academic institutions, state biotechnology centers and related organizations. Prior to that, he was Assistant Administrator of Communications at the Small Business Administration and Director of Public Affairs at the Department of Justice and Chief Spokesman for the Attorney General.

Dr. Stromatt was promoted to executive vice president, clinical development and regulatory affairs in August 2005, and has managed CTI’s global clinical research programs and related functional areas since 2003. Prior to joining us, Dr. Stromatt was vice president, clinical research and chief medical officer for Northwest Biotherapeutics and, prior to that, was an analyst focused on public and private biotechnology, pharmaceutical, and medical device companies. Dr. Stromatt earned his M.D. from the University of Chicago and received his M.B.A. from the University of Colorado.

Security Ownership of Certain Beneficial Owners and Management

The following table provides certain information regarding beneficial ownership of common stock as of August 15, 2007 by (1) each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (2) each of our directors and nominees for director, (3) each of our principal executive officer (PEO), principal financial officer (PFO), three most highly compensated executive officers other than the PEO and PFO, and one additional person who was one of our three most highly compensated executive officers for 2006 but was not serving as an executive officer as of December 31, 2006, and (4) all directors and executive officers as a group:

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Shares Subject to Options (3)	Percentage Ownership (2)
James A. Bianco, M.D.** (4)	425,710	331,976	*	%
John H. Bauer** (5)	10,250	9,000	*
Louis A. Bianco (6)	179,450	151,882	*
Jade Brown (7)	—	—	*
Dan Eramian (8)	29,167	15,417	*
Vartan Gregorian, Ph.D.** (5)	22,750	20,250	*
Mary O. Mundinger, Dr. PH** (5)	25,413	23,750	*
Phillip M. Nudelman, Ph.D.** (5)	38,452	24,726	*
Jack W. Singer, M.D.** (6)	260,463	176,297	*
Scott C. Stromatt, M.D. (9)	68,750	62,500	*
Frederick W. Telling, Ph.D.** (5)	4,375	3,750	*
All directors and executive officers as a group (11 persons) (10)(11)(12)	1,064,780	819,548	1.87%

*	Less than 1%
**	Denotes director of CTI
(1)	The address of the individuals listed is 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119.
(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. This table is based upon information supplied by officers, directors, Schedules 13D, 13G and 13F and Forms 3 and 4 filed with the SEC. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of August 15, 2007, are deemed outstanding for computing the percentage of the person holding the option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned. In determining the number of shares of common stock outstanding on August 15, 2007, we have included 1,023,915 shares of common stock issuable upon conversion of the Series A preferred stock, 2,285,282 shares of common stock reserved for issuance upon conversion of the Series B preferred stock, and 2,368,722 shares of common stock reserved for issuance upon conversion of the Series C preferred stock; the Series A, Series B and Series C preferred stock vote together with the common on an as converted basis. The Series C preferred stock have the right to the number of votes equal to the stated value, or $1,000 per share, divided by $4.53 in all matters as to which shareholders are required or permitted to vote.
(3)	All options included in this table are currently exercisable or exercisable within 60 days of August 15, 2007.
(4)	Number of shares beneficially owned includes 31,250 shares of unvested restricted stock which have contingent vesting terms and would vest upon the filing of an NDA with the Food and Drug Administration, or FDA, related to the approval of XYOTAX if such event occurs on or before December 14, 2008.

(5)	Number of shares beneficially owned includes 625 shares of unvested restricted stock.
(6)	Number of shares beneficially owned includes 1,875 shares of unvested restricted stock.
(7)	Mr. Brown’s employment with us terminated on August 25, 2006.
(8)	Number of shares beneficially owned includes 6,875 shares of unvested restricted stock.
(9)	Number of shares beneficially owned includes 2,500 shares of unvested restricted stock.
(10)	Number of shares beneficially owned includes 47,500 shares of unvested restricted stock for all directors and executive officers as a group, of which 31,250 shares are contingent and would vest as described in the above footnotes.
(11)	Other than Mr. Brown, does not include shares owned by directors and executive officers who served as directors and executive officers during all or part of the 2006 fiscal year but were not serving in that capacity as of August 15, 2007.
(12)	Includes shares owned by directors and executive officers who did not serve as directors and executive officers during all or part of 2006 but were serving in that capacity as of August 15, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission reports of ownership and reports of changes in ownership of common stock and our other equity securities. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

We prepare Section 16(a) forms on behalf of our executive officers and directors based on the information provided by them. Based solely on review of this information or written representations from reporting persons that no other reports were required, we believe that, during the 2006 fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners complied with Section 16(a), except for four Forms 4 covering four transactions. In February 2006, Forms 4 were filed late for each of Philip Nudelman, Mary Mundinger, Vartan Gregorian and John Bauer.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists, or in the past fiscal year has existed, between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

Code of Ethics

The Company has adopted a code of ethics that applies to all officers and employees, including its principal executive officer, principal financial officer and controller. This code of ethics is posted on our website at www.cticseattle.com.

Compensation of Executive Officers

The following table sets forth information concerning compensation earned for services rendered to the Company by the President and Chief Executive Officer (the “CEO”), the Executive Vice President, Finance and Administration, and the Company’s next four most highly compensated executive officers for fiscal year 2006 including one individual who was not serving as an executive officer of the Company as of December 31, 2006. Collectively, these are the “named executive officers”. The number of shares of restricted stock and/or options set forth in the footnotes to this table and in the other tables and related footnotes set forth in this section reflect the completion of the one-for-four reverse stock split which became effective on April 15, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
James A. Bianco, M.D.	2006	650,000	510,000	435,351	345,995	—	402,857	2,344,203
President and Chief Executive Officer

Louis A. Bianco	2006	330,000	79,200	108,913	278,501	—	17,506	814,120
Executive Vice President, Finance and Administration

Dan Eramian	2006	259,067	62,176	56,677	43,965	—	126,720	548,605
Executive Vice President, Corporate Communications

Jack W. Singer, M.D.	2006	340,000	81,600	108,913	288,591	—	42,309	861,413
Executive Vice President, Chief Medical Officer

Scott Stromatt, M.D.	2006	291,500	69,960	129,084	202,187	—	5,205	697,936
Executive Vice President, Clinical Development and Regulatory Affairs

Jade Brown (5)	2006	183,615	—	27,954	50,016	—	313,741	575,326
Former Executive Vice President, Chief Business Officer

(1)	Amounts reflected in this column represent cash incentive payments paid to our named executive officers based on fiscal year 2006 individual and corporate performance as approved by our Compensation Committee and as more fully discussed in “Compensation Discussion and Analysis—Principal Elements of Compensation” below. Taxes due with respect to bonuses paid to Dr. James Bianco in 2006 were “grossed up” and the “gross up” amount related to such bonuses is reflected in the All Other Compensation Table below.
(2)	The amounts in these columns reflect amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with Statement of Financial Standards (SFAS) No. 123R, “Share-Based Payment,” (FAS 123R) which requires that we recognize as compensation expense the value of all stock-based awards, including stock options, granted in exchange for services over the requisite service period, which is typically the vesting period, without any reduction for risk of forfeiture. The stock and option awards included in this expense amount were granted from 2003 through 2006. There can be no assurance that the FAS 123R amounts will ever be realized. For more information, see Note 13 in the Notes to Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 16, 2007.

(3)	Stock award amounts in this table do not reflect shares of restricted stock approved on December 22, 2006 by our Compensation Committee which will not be issued unless and until an amendment to increase the number of shares authorized for issuance pursuant to the plan under which such shares will be issued is approved by the Company’s shareholders. Approval by the shareholders of Proposal 3 would result in the issuance of their shares of restricted stock as discussed with respect to that proposal on page 26. For additional information regarding these restricted stock grants, see the section entitled “Compensation Discussion & Analysis—2006 Equity Awards” below.
(4)	See “All Other Compensation Table” below for a discussion of the components of the amounts set forth in this column.
(5)	Jade Brown terminated his employment with the Company in August 2006. His compensation information is included in the summary compensation table as he would have been one of the Company’s three highest paid executive officers for the year ended December 31, 2006 had he continued employment with the Company.

All Other Compensation Table

The following table shows the components of all other compensation.

Name	Use of Chartered Aircraft ($)		Tax Gross-ups ($)		Insurance Premiums ($)	401(k) Match ($)	Employment Termination Payment ($)	Executive Relocation Benefits ($)		Other Personal Benefits ($)		Total ($)
James A. Bianco, M.D.	219,832	(1)	146,320	(2)	20,020	—	—	—		16,685	(7)	402,857
Louis A. Bianco	—		3,429	(3)	7,326	3,300	—	—		3,451		17,506
Dan Eramian	—		6,547	(4)	1,742	—	—	116,287	(6)	2,144		126,720
Jack W. Singer, M.D.	—		9,375	(3)	26,934	3,300	—	—		2,700		42,309
Scott C. Stromatt, M.D.	—		290	(5)	810	3,300	—	—		805		5,205
Jade Brown	—		—		324	2,754	310,663	—		—		313,741

(1)	Represents the incremental cost of personal use of chartered aircraft by Dr. James Bianco’s spouse and family member who accompanies him while traveling for business with other named executive officers or employees. To determine the incremental cost use of charter aircraft by our named executive officers and employees, the total number of air miles flown for a trip is calculated based on the number of passengers on each segment of the trip. The number of miles flown by our named executive officers and employees is then calculated as a percentage of the total air miles flown.
(2)	Represents tax reimbursements for bonuses paid, tax preparation fees, health club dues and insurance premiums.
(3)	Represents tax reimbursements for tax preparation fees and insurance premiums.
(4)	Represents tax reimbursements for tax preparation fees, executive relocation benefits and gifts.
(5)	Represents tax reimbursements for tax preparation fees.
(6)	Represents executive relocation benefits Mr. Eramian received pursuant to the Company’s executive relocation plan after joining the Company in March of 2006.
(7)	Other personal benefits for Dr. James Bianco include $7,050 for payment of personal travel expenses, $6,985 for health club dues, and $2,650 for tax preparation services.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of stock and option awards made to our named executive officers during fiscal 2006:

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold (#)	Target (#)		Maximum (#)
James A. Bianco, M.D.	—	—	—		—	—	—	—	—

Louis A. Bianco	6/22/2006	—	7,500	(2)	—	—	—	5.68	18,282

Dan Eramian	3/31/2006	—	—		—	—	23,750	7.64	100,026
	3/31/2006	—	—		—	10,000	—	—	76,400
	6/22/2006	—	7,500	(2)	—	—	—	5.68	18,282
	6/23/2006	—	—		—	3,750	—	—	20,700

Jack W. Singer, M.D.	6/22/2006	—	7,500	(2)	—	—	—	5.68	18,282

Scott C. Stromatt, M.D.	6/22/2006	—	7,500	(2)	—	—	—	5.68	18,282

Jade Brown	6/22/2006	—	7,500	(2)	—	—	—	5.68	18,282

(1)	Stock award amounts in this table do not reflect shares of restricted stock approved on December 22, 2006 by our Compensation Committee which will not be issued unless and until an amendment to increase the number of shares authorized for issuance pursuant to the plan under which such shares will be issued is approved by the Company’s shareholders. Approval by the shareholders of Proposal 3 would result in the issuance of those shares of restricted stock as discussed with respect to that proposal on page 26. For additional information regarding these restricted stock grants, see the section entitled “Compensation Discussion & Analysis—2006 Equity Awards.”
(2)	Option awards vested in full upon the close of the license and co-development agreement with Novartis Pharmaceutical Ltd. on September 15, 2006.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers at the end of fiscal 2006:

		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	Grant Date	Exercisable	Unexercisable
James A. Bianco, M.D.	12/10/1998	13,914	—		11.88	12/10/2008	—		—
	12/22/1999	25,000	—		12.25	12/22/2009	—		—
	11/30/2000	75,000	—		171.88	11/30/2010	—		—
	11/30/2001	62,500	—		109.18	11/30/2011	—		—
	7/30/2002	29,937	—		13.94	7/30/2012	—		—
	12/3/2002	47,500	—		37.98	12/3/2012	—		—
	12/11/2003	31,250	—		32.40	12/11/2013	—		—
	12/14/2005	31,250	31,250	(2)	9.44	12/14/2015	—		—
	1/10/2005	—	—		—	—	50,000	(3)	350,000
	12/14/2005	—	—		—	—	31,250	(4)	218,750

Louis A. Bianco	7/31/1998	16,038	—		11.62	7/31/2008	—		—
	12/10/1998	8,750	—		11.88	12/10/2008	—		—
	12/22/1999	8,750	—		12.25	12/22/2009	—		—
	11/30/2000	7,500	—		171.88	11/30/2010	—		—
	11/30/2001	10,328	—		109.18	11/30/2011	—		—
	7/30/2002	7,006	—		13.94	7/30/2012	—		—
	12/3/2002	11,153	—		37.98	12/3/2012	—		—
	12/11/2003	14,857	—		32.40	12/11/2013	—		—
	7/14/2005	25,000	12,500	(5)	11.12	7/14/2015	—		—
	12/14/2005	15,000	15,000	(2)	9.44	12/14/2015	—		—
	1/28/2005	—	—		—	—	25,000	(6)	175,000
	12/14/2005	—	—		—	—	3,750	(7)	26,250
	6/22/2006	7,500	—		5.68	6/22/2016	—		—

Dan Eramian	3/31/2006	—	23,750	(8)	7.64	3/31/2016	—		—
	3/31/2006	—	—		—	—	10,000	(9)	70,000
	6/22/2006	7,500	—		5.68	6/22/2016	—		—
	6/23/2006	—	—		—	—	3,750	(9)	26,250

Jack W. Singer, M.D.	7/31/1998	4,882	—		11.62	7/31/2008	—		—
	12/10/1998	11,250	—		11.88	12/10/2008	—		—
	12/22/1999	10,000	—		12.25	12/22/2009	—		—
	11/30/2000	17,500	—		171.88	11/30/2010	—		—
	11/30/2001	18,750	—		109.18	11/30/2011	—		—
	7/30/2002	7,665	—		13.94	7/30/2012	—		—
	12/3/2002	20,000	—		37.98	12/3/2012	—		—
	12/11/2003	18,750	—		32.40	12/11/2013	—		—
	7/14/2005	25,000	12,500	(5)	11.12	7/14/2015	—		—
	12/14/2005	15,000	15,000	(2)	9.44	12/14/2015	—		—
	1/28/2005	—	—		—	—	25,000	(6)	175,000
	12/14/2005	—	—		—	—	3,750	(7)	26,250
	6/22/2006	7,500	—		5.68	6/22/2016	—		—

		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	Grant Date	Exercisable	Unexercisable
Scott C. Stromatt, M.D.	3/10/2003	10,000	—		27.36	3/10/2013	—		—
	8/26/2003	1,407	468	(10)	40.84	8/26/2013	—		—
	8/26/2003	—	—		—	—	625	(10)	4,375
	9/29/2004	5,000	—		28.40	9/29/2014	—		—
	6/16/2005	10,000	—		11.60	6/16/2015	—		—
	12/14/2005	18,750	18,750	(2)	9.44	12/14/2015	—		—
	12/14/2005	—	—		—	—	3,750	(7)	26,250
	6/22/2006	7,500	—		5.68	6/22/2016	—		—

(1)	Stock award amounts in this table do not reflect shares of restricted stock approved on December 22, 2006 by our Compensation Committee which will not be issued unless and until an amendment to increase the number of shares authorized for issuance pursuant to the plan under which such shares will be issued has been approved by the Company’s shareholders. Approval by the shareholders of Proposal 3 would result in the issuance of those shares of restricted stock as discussed with respect to that proposal on page 26. For additional information regarding these restricted stock grants, see the section entitled “Compensation Discussion & Analysis—2006 Equity Awards.”
(2)	Option grant vests over two years with 25% vesting six months from the date of grant, 25% vesting one year from the date of grant, 25% vesting 18 months from the date of grant and 25% vesting two years from the date of grant.
(3)	Award would have vested when the Company received an NDA approval for XYOTAX or pixantrone from the FDA, if the approval had been obtained on or before January 1, 2007. This award was cancelled and forfeited to the Company on January 1, 2007, as the vesting requirements had not been met.
(4)	Shares will vest when the Company files an NDA with the FDA related to the approval of XYOTAX, if the filing occurs on or before December 14, 2008.
(5)	Option grant vests over 18 months with 1/3 vesting six months from the date of grant, 1/3 vesting one year from the date of grant and 1/3 vesting 18 months from the date of grant.
(6)	Stock award would have vested on the date the Company received approval for an NDA for XYOTAX from the FDA, if the approval had been obtained on or before January 1, 2007. This award was cancelled on January 1, 2007, as the vesting requirements were not met.
(7)	Stock award vests over two years with 25% vesting six months from the date of grant, 25% vesting one year from the date of grant, 25% vesting 18 months from the date of grant and 25% vesting two years from the date of grant.
(8)	Option grant vests over three years with 1/3 vesting annually.
(9)	Stock award vests over two years with 50% vesting on March 6, 2007 and 50% vesting on March 6, 2008.
(10)	Stock award or option grant vests over four years with 25% vesting annually from the date of grant.

Option Exercises and Stock Vested

The following table sets forth information regarding options exercised and shares of common stock acquired upon vesting of restricted stock by our named executive officers during fiscal 2006:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James A. Bianco, M.D.	—	—	51,875	409,300
Louis A. Bianco	—	—	11,667	87,028
Jack W. Singer, M.D.	—	—	11,667	87,028
Scott Stromatt, M.D.	—	—	14,375	92,800
Jade Brown	—	—	8,542	50,972

Compensation Discussion and Analysis

Our Compensation Committee is comprised of independent members of the Board of Directors. The Compensation Committee’s basic responsibility is to review the performance of our management in achieving corporate goals and objectives and to assure that our management is compensated effectively in a manner consistent with our compensation philosophy, competitive practice and the requirements of the appropriate regulatory bodies. Toward that end, the Compensation Committee oversees, reviews and administers all of our compensation, equity and employee benefit plans and programs.

Compensation Objectives

We believe that compensation of our executive officers should encourage creation of shareholder value and achievement of strategic corporate objectives. We attempt to align the interests of the Company’s shareholders and management by integrating compensation with the Company’s short-term and long-term corporate strategic and financial objectives. In order to attract and retain the most qualified personnel, the Company intends to offer a total compensation package competitive with companies in the pharmaceutical industries, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance. However, we believe that, given the current challenges the Company faces, as well as the challenges it has faced recently, a standard compensation methodology is not appropriate for the Company. For example, the Compensation Committee has utilized, and will continue to utilize, performance-based incentives which are tied to key corporate goals critical to the Company’s long-term success and viability.

The elements of compensation for executive officers includes base salaries, annual cash incentives, long-term equity incentives, and perquisites as well as additional features which are available to most other employees, including a 401(k) plan, employee stock purchase plan, health and welfare insurance, and life insurance, some of which allocate payments generally based on an individual’s level of annual cash compensation. Executives have substantial portions of their compensation at risk for annual and long-term performance, with the largest portion at risk for the most senior executives.

As described in Item 1a of our Annual Report on Form 10-K filed with the SEC on March 16, 2007, we have experienced certain financial difficulties. For example, we expect that our existing cash and cash equivalents will not be sufficient to fund our operations at current levels for the next 12 months and we have a substantial amount of debt. In light of our business situation, our compensation philosophy and objectives for fiscal 2007 will be adjusted to reflect the current environment in which we are operating and will be focused more heavily on retention of our senior management team through this challenging time while creating the foundation for value creation in the future. Our fiscal year 2007 philosophy and objectives will continue our trend of generally providing reduced or flat levels of cash compensation while increasing the equity compensation component of the compensation packages for our named executive officers.

Compensation Consultant

The Compensation Committee has the authority under its charter to hire experts in the field of executive compensation to assist it with its evaluation of CEO or executive officer compensation and other advisors to assist with other matters related to executive officer and director compensation. In early 2006, the Board of Directors engaged Frederic W. Cook & Co., Inc., an independent executive compensation consultant, to review the Company’s non-employee director compensation arrangements. Based in part on this review and the advice provided to the Board of Directors by Frederic W. Cook, the non-employee director compensation was revised in February 2006 to adjust the cash and equity components of non-employee director compensation. The non-employee director compensation policy was again revised in April 2007 based in part on the advice of Milliman, Inc., who the Compensation Committee engaged in late 2006 to provide advice and input with respect to executive and director compensation policies and programs.

Milliman recommended a group of comparable companies that the Compensation Committee used as a reference when evaluating the Company’s executive and director compensation policies and programs and for making specific recommendations regarding the Company’s executive and director compensation policies, including, in the case of the Company’s executive officers, salaries, equity ownership levels and requirements and other compensation issues and, in the case of the Company’s directors, annual retainers, equity awards and other compensation issues.

Principal Elements of Compensation

Base Salaries.    Base salary, including merit-based salary increases, for the CEO and the other executive officers, is established based on the underlying scope of their respective responsibilities, taking into account available compensation information for comparable companies in similar positions. Salary adjustments are based on competitive market salaries and general levels of market increases in salaries, individual performance, achievement of the Company’s corporate and strategic goals and changes in job duties and responsibilities.

In light of the Company’s current business situation, and consistent with its philosophy of providing reduced or flat levels of cash compensation while increasing equity awards during this challenging time, the Company has generally not provided the named executive officers with increases in base salary in recent years. In particular, the base salary for Dr. James Bianco, Mr. Louis Bianco and Dr. Jack Singer have remained unchanged since 2005. In addition, Dr. Stromatt’s base salary increased roughly 1% from 2005 to 2006 and for fiscal year 2007 the Compensation Committee approved a raise of approximately 20% to Dr. Stromatt’s base salary, as compared to fiscal year 2006, to bring his base salary up to the 50th percentile for companies in our peer group. In connection with its annual review of base salaries, the Compensation Committee has determined to keep fiscal year 2007 base salaries unchanged for our named executive officers other than Dr. Stromatt.

In addition, pursuant to his employment agreement, dated as of January 1, 2005, which is filed as an exhibit to our Annual Report on Form 10-K, Dr. James Bianco’s base salary was initially set at $650,000 per year and has remained unchanged for 2006 and 2007.

Annual Cash Incentive Compensation.    Annual cash incentives for the executive officers and other key employees are designed to reward performance for achieving key corporate goals, which we believe in turn should increase shareholder value. The performance metrics against which the executives are measured are clearly communicated, measurable and consistently applied, and include corporate and individual goals. The annual incentive awards for executive officers are determined on the basis of management’s achievement of specific performance goals established at the beginning of the fiscal year. In addition, pursuant to his employment agreement, Dr. James Bianco’s target bonus opportunity under the Company’s annual incentive compensation program was fixed at an amount no less than 50% of his base salary. For a discussion of annual cash incentive compensation paid to our named executive officers in fiscal year 2006 see “2006 Cash Incentive Bonuses” below.

Long-Term Equity Incentive Compensation.    Generally, a significant stock option grant is made in the year that an executive officer commences employment. Thereafter, option grants may be made at varying times and in varying amounts at the discretion of the Compensation Committee or the Board of Directors. Upon hiring an executive officer, an option grant generally will be made at the first regularly scheduled meeting of the Compensation Committee or the Board of Directors after the officer commences employment. The size of each new hire or promotion stock option grant made to officers is generally set at a level that the Compensation Committee or the Board of Directors deems appropriate to create a meaningful opportunity for stock ownership based upon the grant guidelines and the individual’s potential for future responsibility and promotion. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee’s discretion and adjustments may be made as the Compensation Committee deems reasonable to attract candidates in the competitive environment for highly qualified employees in which the Company operates.

The exercise price of stock options is always equal to the fair market value (the closing price on the Nasdaq Global Market) of the Company’s common stock on the date of grant. Options granted pursuant to our equity incentive plans will provide a return to the employee only if he or she remains in the Company’s service, and then only if the market price of the Company’s common stock appreciates over the option term. Generally, stock options granted pursuant to our equity incentive plans vest 1/3 annually over a three-year period. Annual equity awards are granted and dated as of the date of the Compensation Committee or Board of Directors meeting at which the awards were made.

The Compensation Committee grants restricted stock, in addition to stock options, to our executives as long-term incentive compensation. The restricted stock grants are included as part of the annual compensation package and are also used in connection with incentive rewards designed to provide benefits to our executive officers only upon the successful accomplishment of critical corporate goals. The restricted stock grants normally vest over a two year period and are subject to automatic forfeiture if the executive leaves the Company prior to the vesting date or the achievement of the specified corporate goal. For a discussion of equity awards granted to our named executive officers in fiscal year 2006 see “2006 Equity Awards” below.

2006 Cash Incentive Bonuses.    The Company established corporate and individual performance targets for its named executive officers in fiscal year 2006. In December 2006, the Compensation Committee determined that each of the named executive officers had achieved 80% of the performance targets and would be entitled to 80% of the target level of annual cash incentive compensation. In particular, Dr. James Bianco was awarded an annual bonus of $260,000 pursuant to the achievement of individual and corporate goals in fiscal year 2006 (which amount was $65,000 less than the target annual bonus set forth in Dr. James Bianco’s employment agreement). In addition, in December 2006, Mr. Louis Bianco, Mr. Dan Eramian, Dr. Jack Singer and Dr. Scott Stromatt were awarded annual cash bonuses of $79,200, $62,176, $81,600 and $69,960, respectively, pursuant to achievement of individual and corporate goals in fiscal year 2006. Consistent with the Company’s compensation philosophy of providing reduced or flat cash compensation while increasing equity incentive compensation, the annual bonuses paid to our named executive officers in fiscal year 2006 were generally less than bonuses paid in recent years. The table below sets forth annual bonuses paid to our named executive officers for each of the past three years.

Name	Year	Annual Cash Bonus ($)
James Bianco, M.D.	2006	260,000	(1)
	2005	240,000
	2004	306,832

Louis Bianco	2006	79,200
	2005	99,000
	2004	120,048

Dan Eramian	2006	62,176
	2005	N/A
	2004	N/A

Jack Singer, M.D.	2006	81,600
	2005	102,000
	2004	95,253

Scott Stromatt, M.D.	2006	69,960
	2005	87,450
	2004	N/A

(1)	Does not include the special cash bonus paid in July 2006 referred to below, which such bonus was based on the achievement of a significant corporate goal.

In addition to the annual cash incentive bonus referred to above, in July 2006 the Company paid Dr. James Bianco a cash bonus of $125,000 in recognition of his special contributions in helping the Company meet certain mid-year product and regulatory objectives and approved an incentive bonus of $125,000 payable only upon the closing of a material partnership deal with a pharmaceutical company on or before September 30, 2006 (which was paid in September 2006 as a result of the signing of the license and co-development agreement with Novartis International Pharmaceutical Ltd. on September 15, 2006). Taxes due with respect to bonuses paid to Dr. James Bianco in fiscal year 2006 were “grossed up” and the “gross up” amount was included in his compensation.

2006 Equity Awards.    As discussed above, in light of the business environment and existing challenges facing it, the Company has generally been reducing or keeping unchanged annual cash compensation while increasing equity compensation. In implementing this part of the compensation policy, the Compensation Committee was cognizant of the key compensation goals for the Company, including (i) recognizing that the next one to three years will be extremely critical to the Company’s future and shareholder value, (ii) taking into consideration present and projected trials, (iii) considering pipeline products and their status, (iv) the need for a retention plan for critical executives and for the CEO, (v) staying as close to the 75th percentile in total compensation as possible while still meeting the other compensation goals, and (vi) supplying a mechanism for motivating the CEO and the executive team during the upcoming critical time period.

In June 2006, consistent with the above mentioned goals, the Compensation Committee granted to each of Mr. Jade Brown, Mr. Louis Bianco, Mr. Dan Eramian, Dr. Jack Singer and Dr. Scott Stromatt an option to acquire 7,500 shares of our common stock, at an exercise price of $5.68 per share. Such options were set to vest in full upon the close of a material partnership deal with a pharmaceutical company on or before September 30, 2006, subject to each optionee’s continued service to the Company through such closing and the Compensation Committee’s determination that such partnership deal is on terms that are in the best interest of the Company’s shareholders. As a result of the closing of the license and co-development agreement with Novartis International Pharmaceutical Ltd. on September 15, 2006, these options have vested in full.

In December 2006, after consulting with Milliman, its outside compensation consultant, the Compensation Committee approved the grant following restricted stock grants to the named executive officers, each of which will vest in full on December 22, 2008 subject to the relevant named executive officer remaining employed with the Company through December 22, 2008:

Name	Number of shares of Restricted Stock
Dr. James Bianco	80,645
Mr. Louis Bianco	24,193
Dr. Jack Singer	24,193
Mr. Dan Eramian	20,161
Dr. Scott Stromatt	20,161

In addition, in December 2006, the Compensation Committee made additional grants of restricted stock to the named executive officers tied to the Company’s achievement of significant corporate goals. In particular, the Company identified the following three key corporate goals over the next three years: (a) approval from the FDA or EMEA for the sale of either Xyotax or pixantrone or any other drug currently owned or exclusively licensed by the Company, (b) approval from the FDA or EMEA of a second such drug and (c) the closing share price for the Company’s common stock exceeding $35.00 (as equitably adjusted for any stock split, stock dividend or similar adjustment in the Company’s capitalization). In the event that one of the above-mentioned corporate goals is achieved prior to December 31, 2009, the following additional shares of restricted stock granted to the named executive officers in December 2006 would vest as of the date of the achievement of such corporate goal:

Name	Number of shares of Restricted Stock
Dr. James Bianco	80,645
Mr. Louis Bianco	24,193
Dr. Jack Singer	24,193
Mr. Dan Eramian	20,161
Dr. Scott Stromatt	20,161

In the event that two of the above-mentioned corporate goals are achieved prior to December 31, 2009, the following additional shares of restricted stock granted to the named executive officers in December 2006 would vest as of the date of the second to occur of the two corporate goals:

Name	Number of shares of Restricted Stock
Dr. James Bianco	40,322
Mr. Louis Bianco	12,096
Dr. Jack Singer	12,096
Mr. Dan Eramian	10,080
Dr. Scott Stromatt	10,080

In the event that all three of the above-mentioned corporate goals are achieved prior to December 31, 2009, the following additional shares of restricted stock granted to the named executive officers in December 2006 would vest as of the date of the last to occur of the three corporate goals:

Name	Number of shares of Restricted Stock
Dr. James Bianco	80,645
Mr. Louis Bianco	24,193
Dr. Jack Singer	24,193
Mr. Dan Eramian	20,161
Dr. Scott Stromatt	20,161

The restricted shares referred to in the three immediately preceding paragraphs are also subject to a vesting ceiling and shall cease vesting, notwithstanding the achievement of any of the three corporate goals, if such additional vesting would cause the relevant named executive officer’s aggregate ownership percentage of the Company’s outstanding stock to exceed the ownership target established by the Company for each such named executive officer. The Company has established the following ownership targets for its named executive officers (reflected as a percentage of the Company’s outstanding stock): Dr. James Bianco—2.5%, Mr. Louis Bianco—1.5%, Dr. Jack Singer—1.5%, Mr. Dan Eramian—1.0% and Dr. Scott Stromatt—1.0%. The restricted shares referred to above have not yet been issued because an amendment to the Company’s 2003 Equity Incentive Plan (to increase the number of shares authorized for issuance under such plan), pursuant to which such shares will be issued, has not yet been approved by the Company’s shareholders. Approval by the shareholders of Proposal 3 to amend and restate the 2003 Equity Incentive Plan as the 2007 Equity Incentive Plan and increase the number of shares available for issuance thereunder would result in the issuance of the restricted stock that was granted in December 2006 as discussed on page 26 with respect to that proposal.

Benefits.    The named executive officers are entitled to participate in the Company’s benefit programs which are available to all Company employees, including company-sponsored health, welfare, 401(k), and employee stock purchase plans. The Company also paid for health and life insurance premiums for the named executive officers in the following amounts: $20,020 for Dr. James Bianco, $7,326 for Mr. Louis Bianco, $26,934 for Dr. Jack Singer, $810 for Dr. Scott Stromatt, $324 for Mr. Jade Brown and $1,742 for Mr. Dan Eramian. In addition, the Company paid $116,287 in executive relocation expenses for Mr. Dan Eramian pursuant to its written moving and relocation policy.

Perquisites.    The named executive officers receive certain perquisites provided by or paid for by the Company. For example, in fiscal year 2006, Dr. James Bianco used aircraft chartered by the Company for business use pursuant to our Corporate Travel Policy referred to below. On occasion, Dr. James Bianco’s spouse or other family members accompanied him on chartered flights provided by the Company. In fiscal year 2006, we determined that the aggregate incremental cost of the chartered aircraft for Dr. James Bianco’s family members accompanying him while traveling for business with other named executive officers and employees was approximately $219,832. The Company also provided tax gross-up payments to its named executed officers in fiscal year 2006. The Company provided tax gross-up payments of $146,320 to Dr. James Bianco (for reimbursement of taxes arising from bonuses paid, tax preparation fees, health club dues and insurance premiums), $3,429 to Mr. Louis Bianco, $9,375 to Dr. Jack Singer and $290 to Dr. Scott Stromatt (in each case, for reimbursement of taxes arising from tax preparation fees and/or insurance premiums) and $6,547 to Mr. Dan Eramian (for reimbursement of taxes arising from tax preparation fees, relocation expense and gifts). In addition, in fiscal year 2006, the Company paid $2,650 for Dr. James Bianco, $3,451, for Mr. Louis Bianco, $600 for Mr. Dan Eramian, $2,700 for Dr. Jack Singer and $795 for Dr. Scott Stromatt for tax preparation assistance. In addition, in fiscal year 2006, the Company paid $6,985 for Dr. James Bianco’s health club membership and $7,050 for personal travel expenses.

Corporate Travel Policy.    To best utilize the time of executive officers and members of management as well as due to potential security concerns, we occasionally charter aircraft for use by our executives, members of management and their family members in connection with business travel. To comply with applicable laws and prevent any abuse of chartered aircraft, we have instituted a Corporate Travel Policy. The policy sets forth the detailed procedures related to business travel by Company employees. Pursuant to the policy, chartered aircraft use is available to employees, solely at the discretion of the Company’s Chief Executive Officer, so long as a bona fide business justification for the use of chartered aircraft is provided. In 2006, certain of our named executive officers and employees, in compliance with the Corporate Travel Policy, occasionally used a chartered aircraft for business related activities.

Post-Termination Protection and Payments

In April 2005, the Compensation Committee approved a form of strategic management team severance agreement (“Severance Agreement”) which our executive officers other than Dr. James Bianco have entered into. The Severance Agreements replaced existing severance agreements certain of the Company’s executive officers had previously entered into with the Company. The Severance Agreements provide that in the event an executive officer is discharged from employment by the Company without cause or resigns for good reason (including upon a change of control) (each as defined in the Severance Agreements), he will be entitled to receive (i) acceleration of all then-existing unvested stock-based compensation (options shall remain exercisable for a period of twenty-one months following the severance date), (ii) severance pay based on the executive officer’s base salary in effect immediately prior to the severance date for a period of eighteen months, (iii) bonus pay equal to the greater of the average of the three prior years’ bonuses or 30% of base salary, (iv) continuation of or reimbursement for certain health benefits for a period of up to eighteen months, and (v) all accrued but unused vacation and certain other benefits for a severance period of eighteen months. The Severance Agreements further provide that if the executive officer is discharged from employment by the Company for cause, as a result of death or disability, or resigns without good reason, the executive officer is entitled only to (i) his base salary through and including the severance date and (ii) pay for all accrued but unused vacation as of the severance date. Under the Severance Agreements, if any severance payments are subject to the excise tax on parachute payments, the Company will make a gross up payment in an amount that covers the excise tax due plus the excise and income taxes payable on the gross up payment. The severance payments are conditioned upon the executive not breaching his or her inventions and proprietary information agreement with the Company.

Dr. James Bianco entered into an employment agreement with us effective January 1, 2005, superseding the agreement he had with us effective December 31, 2002. Pursuant to the employment agreement, if Dr. Bianco is terminated without “cause” or if he resigns for “good reason” (each, as defined in his employment agreement), he will receive (i) at his choice either (x) a lump sum payment representing two years of his salary based on a 6% discount factor, or (y) continuing payments of severance pay at a rate equal to his monthly base salary rate, as then in effect, plus his most recent annual cash bonus continuation, for a period of eighteen (18) months from the date of such termination, (ii) full vesting of outstanding unvested stock options which shall become exercisable for a period of two (2) years following the date on which they vest, subject to the terms of the applicable award agreements, and full vesting of outstanding unvested or restricted stock, (iii) continuation of health benefits for the severance period not to exceed two (2) years following termination, and (iv) all accrued but unused vacation. In the event a change of control occurs and Dr. Bianco is terminated without cause or resigns for good reason, Dr. Bianco will receive the following severance benefits: (i) a lump sum payment equal to two years of his base salary plus his most recent annual cash bonus, (ii) full vesting of outstanding unvested stock options which shall become exercisable for a period of two (2) years following the date on which they vest, and full vesting of outstanding unvested or restricted stock (iii) continuation of health benefits for two (2) years, and (iv) all accrued but unused vacation. The employment agreement restricts Dr. Bianco from competing with us for the term of the severance payment period following the termination of his employment with us. In addition, the severance payments are conditioned upon Dr. Bianco not competing with us and not soliciting our employees. The agreement further provides that, if any payments are subject to the excise tax on parachute payments, we will make a gross up payment in an amount that covers the excise tax due plus the excise and income taxes payable on the gross up payment.

The Compensation Committee believes the Severance Agreements and Dr. James Bianco’s employment agreement are important to protect the Company’s officers from any involuntary termination associated with a change of control and that the acceleration of vesting provided in such agreements is reasonable when compared with similar arrangements adopted by other companies in the pharmaceutical industry. With these agreements, the Compensation Committee sought uniformity of results among the executive officers based on their positions at the Company.

Under the Company’s 2003 Equity Incentive Plan, in the event of a change in control all awards granted pursuant to this plan generally become fully exercisable. Further, all restrictions and conditions on any award then outstanding shall lapse as of the date of the change in control. These provisions would remain in place under the proposed amendment and restatement of that plan as the 2007 Equity Incentive Plan. Under the Company’s 1996 Employee Stock Purchase Plan, which expired in 2006, and the proposed 2007 Employee Stock Purchase Plan in the event of a change in control, the Board or a committee created by the Board, in its sole discretion, shall either (a) provide that options granted under such plan shall be fully exercisable to the extent of each optionee’s accumulated withholdings for the respective “offering period” (as defined in the relevant Employee Stock Purchase Plan) as of a date prior to the change in control or (b) arrange with the surviving, continuing, successor or purchasing corporation, as the case may be, that such corporation assume the Company’s rights and obligations under such plan. Under the Company’s 1994 Equity Incentive Plan, in the event of a change in control (a) all options granted (including options granted to officers or directors less than six months prior to any such change in control) generally become fully exercisable; and (b) all restrictions and conditions of all bonus shares then outstanding shall lapse as of the date of the change in control. The Company’s directors and executive officers participate in the Company’s 2003 Equity Incentive Plan, and 1994 Equity Incentive Plan and have outstanding awards which have been issued pursuant to such plans. The Company’s executive officers have participated in the Company’s 1996 Employee Stock Purchase Plan.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. To qualify for an exemption from the $1,000,000 limitation, the shareholders were asked to approve a limit under stock incentive plans on the maximum number of shares for which a participant may be granted stock options in any calendar year. Because our stock incentive plans and option grants under our stock incentive plans comply with the applicable requirements for this exemption, any compensation deemed paid to a named executive officer when he or she exercises an option with an exercise price that is at least equal to the fair market value of the option shares on the grant date should qualify as performance-based compensation and should not be subject to the $1,000,000 deduction limitation. The Compensation Committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards not to comply with Section 162(m) if it determines that such action is appropriate and in the Company’s best interests.

Summary

The Compensation Committee believes that the Company’s compensation philosophy and programs are designed to foster a performance-oriented culture that aligns employees’ interests with those of the Company’s shareholders. The Compensation Committee believes that the compensation of the Company’s executives’ is both appropriate and responsive to the goal of improving shareholder value.

The following “Compensation Committee Report” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Report

The Compensation Committee reviewed this Compensation Discussion and Analysis and discussed its contents with Company management. Based on the review and discussions, the Committee has recommended that this Compensation Discussion and Analysis be included in the proxy statement.

Respectfully submitted by the Compensation Committee:

Frederick W. Telling, Ph.D., Chair*

Phillip M. Nudelman, Ph.D.

*	Appointed to Compensation Committee on December 1, 2006 and appointed chairman of the Compensation Committee on April 1, 2007.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing compensation plans as of December 31, 2006, including the 2003 Equity Incentive Plan, Novuspharma Plan and the 1994 Equity Incentive Plan. This table reflects the one-for-four reverse stock split of our common stock that occurred on April 15, 2007.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))		(d) Total of Securities Reflected in Columns (a) and (c)
Plans Approved by Shareholders	1,476,425	(1)	$40.54	120,342	(2)	1,596,767
Plans Not Approved by Shareholders	203,916	(3)	$45.24	None		203,916
Plans Not Approved by Shareholders (Novuspharma)	62,500	(4)	$11.88	None		62,500

(1)	Consists of the 2003 Equity Incentive Plan and the 1994 Equity Incentive Plan.
(2)	Consists of shares available for future issuance under the 2003 Equity Incentive Plan.
(3)	Consists of warrants to purchase 87,500 shares issued to the initial purchaser in connection with our 6.75% convertible senior notes, warrants to purchase 87,500 shares and 3,916 restricted share rights issued in connection with a license agreement with PG-TXL Company, L.P., and warrants to purchase 25,000 shares issued in connection with a research services agreement with The Hope Heart Institute.
(4)	Consists of the Novuspharma Plan adopted in connection with the merger between CTI and Novuspharma.

1994 Equity Incentive Plan

Our 1994 Equity Incentive Plan was adopted by the board of directors in January 1994, approved by shareholders in February 1994 and terminated in June 2003 in connection with the approval of our 2003 Equity Incentive Plan. Upon termination, 293,289 shares reserved but not issued under our 1994 Equity Incentive Plan were transferred to our 2003 Equity Incentive Plan.

2003 Equity Incentive Plan

For information regarding the 2003 Equity Incentive Plan, please see the discussion presented under the heading “Summary” on page 18 of this proxy statement.

Cell Therapeutics, Inc. Novuspharma S.p.A. Stock Option Plan

In December 2003, the Board of Directors approved the assumption and amendment and restatement of the Cell Therapeutics, Inc. Novuspharma S.p.A. Stock Option Plan (the “Novuspharma Plan”) in connection with the merger between CTI and Novuspharma. The Novuspharma Plan expired on December 31, 2006. Due to the expiration of the plan, there were no shares available for future issuance as of December 31, 2006.

Certain Relationships and Related Transactions

We recognize that transactions between the company and any of our directors or executives can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of the company and its shareholders. Nevertheless, we recognize that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the company. Therefore, pursuant to the requirements of its charter, the audit committee of the board of directors reviews and, if appropriate, approves or ratifies any such transactions in which the company is or will be a participant, and in which any of the company’s directors or executives had, has or will have a direct or indirect material interest. The committee will only approve or ratify those transactions that are in, or are not inconsistent with, the best interests of the company and its shareholders, as the committee determines in good faith.

In the year ending December 31, 2006, we have not been a participant in any transaction with a related person.

Indemnification Agreements with Directors and Officers

In addition to the indemnification provisions contained in our amended and restated articles of incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our directors and officers. These agreements require us, among other things, to indemnify each such director or officer against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by us, which approval we have agreed not to unreasonably withhold) actually and reasonably incurred if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of CTI and its shareholders and, with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

Other Business

As of the date of this proxy statement, we know of no other business that will be presented for action at the Annual Meeting. We have not received any advance notice of business to be brought before the Annual Meeting by any shareholder. If other business requiring a vote of the shareholders should come before the Annual Meeting, the person designated as your proxy will vote or refrain from voting in accordance with his best judgment.

Other Information

Our Annual Report on Form 10-K for the year ended December 31, 2006 is being mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all U.S. shareholders entitled to notice of and to vote at the Annual Meeting. The Form 10-K is not considered proxy soliciting material nor is it incorporated into this Proxy Statement. The Form 10-K will be made available, including to our Italian shareholders in Italy, upon request, free of charge. Write to:

Investor Relations

Cell Therapeutics, Inc.

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(206) 272-7100

Shareholder Proposals

A shareholder who intends to nominate a candidate for election to the board of directors or to present a proposal of business at the 2008 Annual Meeting and desires that information regarding the proposal be included in the 2008 proxy statement and proxy materials must ensure that such information is received in writing by our secretary at our principal executive offices not later than April 20, 2008. In addition, our bylaws provide that a proposal for action to be presented by any shareholder at an annual meeting, including the nomination of a candidate for election to the board of directors, will be considered out of order and will not be acted upon unless the proposal is received in writing by our secretary at our principal executive offices at least 90 days before the first anniversary of the previous year’s Annual Meeting, which date is June 27, 2008. The notice must also provide certain other information as described in the bylaws. Copies of the bylaws are available to shareholders free of charge upon request to our secretary.

By Order of the Board of Directors

Louis A. Bianco
Executive Vice President, Finance & Administration

Seattle, Washington

August 28, 2007

APPENDIX A

CELL THERAPEUTICS, INC.

2007 Employee Stock Purchase Plan

1.    Purpose.    The Cell Therapeutics, Inc. 2007 Employee Stock Purchase Plan (the “Plan”) is intended to encourage ownership of stock by employees of Cell Therapeutics, Inc., a Washington corporation (the “Company”), and certain affiliates, and to provide additional incentive for the employees to promote the success of the business of the Company and any such affiliates. It is intended that the Plan shall be an “employee stock purchase plan” within the meaning of Section 423 of the Code.

2.    Definitions.    As used in this Plan, the following terms shall have the meanings set forth below:

(a)    “Base Salary” means the regular gross base salary paid to an Optionee by one or more Participating Employers during such individual’s period of participation in the Plan, plus any pre-tax contributions made by the Optionee to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Related Corporation. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Optionee’s behalf by the Corporation or any Related Corporation under any employee benefit or welfare plan now or hereafter established.

(b)     “Beneficiary” means the person designated as beneficiary on the Optionee’s Enrollment Form, if no such beneficiary is named or no such Enrollment Form is in effect at the Optionee’s death, his or her beneficiary as determined under the provisions of the Company’s program of life insurance for the employee.

(c)    “Board” means the Board of Directors for the Company.

(d)    “Change in Control” means any of the following:

(i)    the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the Stock where the shareholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company;

(ii)    a merger in which the shareholders of the Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company;

(iii)    the sale, exchange, or transfer of all or substantially all of the Company’s assets (other than a sale, exchange or transfer to one or more corporations or other entities where the shareholders of the Company before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) or other entities to which the assets were transferred).

(e)    “Code” means the Internal Revenue Code of 1986, as amended, or any statute successor thereto, and any regulations issued from time to time thereunder.

(f)    “Committee” means a committee of the Board consisting of not less than two directors of the Company who are not employees of the Company or any Related Corporation, each appointed by the Board from time to time to serve at its pleasure for the purpose of carrying out the responsibilities of the Committee under the Plan. Each member of the Committee will be “disinterested” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. For any period during which no such committee is in existence, all authority and responsibility assigned to the Committee under this Plan shall be exercised, if at all, by the Board.

(g)    “Eligible Employee” means a person who is employed by any Participating Employer on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

(h)    “Enrollment Form” means the Enrollment/Change Form whereby an Optionee authorizes a Participating Employer to withhold payroll deductions from his or her Base Salary and is otherwise in such form as the Committee may specify.

(i)    “Fair Market Value” means, as of any given date, the last reported sales price of the Stock as quoted on the Nasdaq Global Market for such date or, if either no such sale is reported or the Stock is not publicly traded on or as of such date, the fair market value of the Stock as determined by the Committee in good faith based on the available facts and circumstances at the time.

(j)    “Offering Commencement Date” means any date on which Options are granted under the Plan as determined by the Committee pursuant to Section 8.

(k)    “Offering Period” means a period of approximately six (6) months’ duration, beginning on an Offering Commencement Date and ending, subject to Section 9.6, on the last business day of the sixth calendar month ending after such date, during which Options are granted and outstanding under the Plan pursuant to a determination by the Committee under Section 4. The Committee shall have the power to change the duration of Offering Periods without shareholder approval if such change is announced prior to the relevant Offering Period or prior to such other time period as specified by the Committee.

(l)    “Offering Termination Date” means the last business day of an Offering Period, on which Options must, if ever, be exercised.

(m)    “Option” means an option to purchase shares of Stock granted under the Plan.

(n)    “Optionee” means an Eligible Employee to whom an Option is granted.

(o)    “Option Shares” means shares of Stock purchasable under an Option.

(p)    “Participating Employer” means the Company or any Related Corporation which is designated by the Committee as a corporation whose Eligible Employees are to receive Options as of a particular Offering Commencement Date.

(q)    “Related Corporation” means any corporation which is or during the term of the Plan becomes a parent corporation of the Company, as defined in Section 424(e) of the Code, or a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

(r)    “Stock” means the common stock, without par value, of the Company.

(s)    “Stock Purchase Agreement” means the Stock Purchase Agreement under which an Optionee agrees to such terms and other such provisions governing his or her participation in the Plan (not inconsistent with the Plan) as the Committee may deem advisable.

3.    Term of Plan.    The Plan shall become effective upon the adoption of the Plan by the Board, subject to the approval of the Plan by the shareholders of the Company within 12 months of such adoption. No Option shall be granted under the Plan on or after the twentieth (20th) anniversary of such approval but Options theretofore granted may extend beyond that date.

4.    Administration.    The Plan shall be administered by the Committee, which shall determine from time to time whether to grant Options under the Plan as of any date otherwise qualifying as an Offering Commencement Date. The Committee shall further determine which (if any) Related Corporation shall be Participating Employers as of each Offering Commencement Date. The Committee shall have authority in its discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to determining the terms of Options granted under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination of the Committee shall be final and binding upon all persons having or claiming any interest under the Plan or under any Option granted pursuant to the Plan.

5.    Amendment and Termination.    The Board may terminate or amend the Plan at anytime and from time to time, subject to shareholder consent as may be required by applicable law. No termination of or amendment to the Plan may materially adversely affect the rights of an Optionee with respect to any Option held by the Optionee as of the date of such termination or amendment without the Optionee’s consent. Notwithstanding the foregoing, the Board may make such amendments to the Plan as the Board determines to be advisable and which do not cause unfavorable accounting treatment, including changes with respect to current Offering Periods, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date the Plan is adopted by the Board.

6.    Shares of Stock Subject to the Plan.    No more than an aggregate of 250,000 shares of Stock may be issued or delivered pursuant to the exercise of Options granted under the Plan. Shares to be delivered upon the exercise of Options may be either shares of Stock which are authorized but unissued or shares of Stock held by the Company in its treasury. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option shall become available for other Options granted under the Plan. The Company shall, at all times during which Options are outstanding, reserve and keep available shares of Stock sufficient to satisfy such Options, and shall pay all fees and expenses incurred by the Company in connection therewith. In the event of any capital change in the outstanding Stock as contemplated in Section 9.6, the number and kind of shares of Stock reserved and kept available by the Company shall be appropriately adjusted.

7.    Eligibility.    Each individual who is an Eligible Employee on any Offering Commencement Date of any Offering Period under the Plan may enter such Offering Period on such date, provided he or she remains an Eligible Employee and provided, further, he or she meets all of the following requirements:

(a)    Such Eligible Employee will not, after grant of the Option, own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this subparagraph (a), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of the Employee, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

(b)    Upon grant of the Option, the employee’s rights to purchase stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its Related Corporations will not accrue at a rate which exceeds $25,000 of fair market value of the stock (determined as of the grant date) for each calendar year in which such option is outstanding at any time. The accrual of rights to purchase stock shall be determined in accordance with Section 423(b)(8) of the Code.

8.    Offering Commencement Date.    Options shall be granted on the first business day of any calendar month which is designated by the Committee as the beginning of an Offering Period.

9.    Terms and Conditions of Options.

9.1    General.    An Optionee shall be granted a separate Option on each Offering Commencement Date for each Offering Period in which he or she participates. All Options granted on a particular Offering Commencement Date shall comply with the terms and conditions set forth in Sections 9.2 through 9.10.

9.2    Purchase Price.    The purchase price of Option Shares shall be 85% of the lower of (a) the Fair Market Value of the shares as of the Offering Commencement Date and (b) the Fair Market Value of the shares as of the Offering Termination Date.

9.3    Restrictions on Transfer.    Options may not be assigned, transferred, pledged, or otherwise disposed of, except by will or under the laws of descent and distribution. An Option may not be exercised by anyone other than the Optionee during the lifetime of the Optionee. The Optionee shall agree in the Stock Purchase Agreement to notify the Company of any transfer of the shares within two (2) years of the

Offering Commencement Date of those shares. The Company shall have the right to place a legend on all stock certificates instructing the transfer agent to notify the Company of any transfer of the shares.

9.4    Expiration.    Each Option shall expire at the close of business on the Offering Termination Date or on such earlier date as may result from the operation of Section 9.5 or by action of the Committee taken pursuant to Section 9.6.

9.5    Termination of Employment of Optionees.    If an Optionee ceases for any reason to be an Eligible Employee, whether due to death, retirement, voluntary severance, involuntary severance, transfer, or the disaffirmation of a Related Corporation with the Company, his or her Option shall immediately expire, and the Optionee’s accumulated payroll deductions shall be returned to the Optionee or his or her Beneficiary, as the case may be, by the Company, without interest. For purposes of this Section 9.5, an Optionee shall be deemed to be employed throughout any leave of absence for military service, illness, or other bona fide purpose which does not exceed the longer of ninety (90) days or the period during which the Optionee’s reemployment rights are guaranteed by statute or contract. If the Optionee does not return to active employment prior to the termination of such period, his or her employment shall be deemed to have ended on the ninety-first (91st) day of such leave of absence.

9.6    Capital Changes Affecting the Stock.    In the event that, between the Offering Commencement Date and Offering Termination Date of an Option, a stock dividend is paid or becomes payable in respect of the Stock or there occurs a split-up or other increase or contraction in the number of shares of Stock without receipt of any consideration by the Company or other change in the corporate structure or capitalization affecting the Stock, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Optionee on any one Offering Termination Date and (iii) the number and class of securities and the price per share in effect under each outstanding Option in order to prevent the dilution or enlargement of benefits thereunder. In the event of a Change in Control, the Committee, in its sole discretion, shall either (a) provide that Options granted under the Plan shall be fully exercisable to the extent of each Optionee’s accumulated withholdings for the Offering Period as of a date prior to the Change in Control or (b) arrange with the surviving, continuing, successor or purchasing corporation, as the case may be, that such corporation assume the Company’s rights and obligations under the Plan. In the event that, after the Offering Commencement Date, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each Option shall terminate, but the Optionee shall have the right to exercise his or her Option prior to such dissolution or liquidation.

9.7    Payroll Deductions.     An Optionee may purchase shares under his or her Option during any particular Offering Period by completing and returning to the Stock Plan Administrator at least one (1) business day prior to the beginning of such Offering Period the Stock Purchase Agreement and the Enrollment Form indicating the percentage, in any multiple of one percent (1%) up to a maximum of ten percent (10%), of his or her Base Salary, which is to be withheld each payroll period. The Optionee shall not be permitted to change the percentage of Base Salary withheld during an Offering Period. However, the Optionee may withdraw any or all of his or her accumulated payroll deductions by submitting to the Stock Plan Administrator a new Enrollment Form no later than one (1) business day prior to the Offering Termination Date whereupon his or her payroll deduction for the remainder of the Offering Period shall cease and he or she shall not be permitted to re-enroll in such Offering Period. Any Stock Purchase Agreement and Enrollment Form in effect for an Offering Period shall remain in effect as to any payroll deduction amounts until withdrawn as set forth above (in which case submission of a new Enrollment Form and Stock Purchase Agreement shall be required for participation in a future Offering Period) or modified by submission of a new Enrollment Form, or until the Optionee’s termination of employment for any reason.

9.8    Exercise of Options/Excess Payroll Deductions.

(a)    On the Offering Termination Date, the Optionee may purchase that number of whole shares of Stock obtained by dividing the amount collected from the Optionee through payroll deductions during the Offering Period ending with that Offering Termination Date by the purchase price in effect for the Optionee for that Offering Termination Date. However, the maximum number of shares of Stock purchasable by any one Optionee on any Offering Termination Date shall not exceed eight hundred (800) shares, subject to periodic adjustments in the event of certain changes in the Company’s capitalization. Any payroll deductions not applied to the purchase of Stock by reason of the limitation on the maximum number of shares purchasable by each Optionee during the Offering Termination Date shall be promptly refunded, without interest.

(b)    If the total number of shares which all Optionees elect to purchase, together with any shares already purchased under the Plan, exceeds the total number of shares which may be purchased under the Plan pursuant to Section 6, the number of shares which each Optionee is permitted to purchase shall be decreased pro rata based on the Optionee’s accumulated payroll deductions in relation to all accumulated payroll deductions currently being withheld under the Plan. The payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual shall be promptly refunded, without interest.

(c)    If the number of shares purchasable includes a fraction, such number shall be adjusted to the next smaller whole number and the purchase price shall be adjusted accordingly. Any payroll deductions not applied to the purchase of Stock on any Offering Termination Date because they are not sufficient to purchase a whole share of Stock shall be held for the purchase of Stock on the next Offering Termination Date. Accumulated payroll deductions not withdrawn prior to the Offering Termination Date shall be automatically applied by the Company toward the purchase of whole shares of Stock.

9.9    Delivery of Stock.    Except as provided below, within a reasonable time after the Offering Termination Date, the Company shall deliver or cause to be delivered to the Optionee a certificate or certificates for the number of shares purchased by the Optionee. A stock certificate representing the number of shares purchased will be issued in the Optionee’s name only, or if his or her Enrollment Form so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship. Stock shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Stock pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Optionee shall have no rights as a shareholder in respect of shares for which he or she has not received a certificate. Notwithstanding the foregoing, the Company may elect to hold for the benefit of the Optionee any shares otherwise to be delivered to the Optionee pursuant to this Section 9.9, or to deliver the same to such agent or agents of the Company for the benefit of the Optionee as the Company may select, for the period during which the transfer of such shares is limited by this Plan and by Section 423 of the Code (and thereafter, until the Optionee requests delivery of such shares of stock in writing). In that event, the Optionee shall have all the rights of a shareholder in the shares so held by the Company or its agent, except as limited by the restriction on transferability, from and after the issuance of the same and the Company or its agent shall adopt reasonable procedures to enable the Optionee to exercise such rights. In the event of the Optionee’s death while any shares are so held, such shares shall be delivered to the Optionee’s Beneficiary promptly following the Committee’s receipt of evidence satisfactory to the Committee of the Optionee’s death.

9.10    Return of Accumulated Payroll Deduction.    In the event that the Optionee of his or her Beneficiary is entitled to the return of accumulated payroll deductions, whether by reason of voluntary withdrawal, termination of employment, retirement, death, or in the event that accumulated payroll deductions exceed the price of the shares purchased (except if for the reason that accumulated payroll deductions were insufficient to cover the purchase price of one whole share of Stock), such amount shall be returned by the Company to the Optionee or the Beneficiary, as the case may be, as soon as practicable following the Offering Termination Date of the Offering Period in which the same were deducted.

Accumulated payroll deductions held by the Company shall not bear interest nor shall the Company be obliged to segregate the same from any of its other assets.

10.    No Enlargement of Employment Rights.    Neither the establishment or continuation of the Plan, nor the grant of any Option hereunder shall be deemed to give any employee the right to be retained in the employ of the Company or a Related Corporation, or any successor to either, or to interfere with the right of the Company or such Corporation or successor to discharge the employee at any time.

11.    Tax Withholding.    If, at any time, the Company or any Related Corporation is required, under applicable laws and regulations, to withhold, or to make any deduction of any taxes or take any other action in connection with any exercise of an Option or transfer of shares of Stock, the Company or such Related Corporation shall have the right to deduct from all amounts paid in cash any taxes required by law to be withheld therefrom, and in the case of shares of Stock, the Optionee or his or her estate or Beneficiary shall be required to pay the Company or such Related Corporation the amount of taxes required to be withheld, or, in lieu thereof, the Company or such Related Corporation shall have the right to retain, or sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld, or to make other arrangements with respect to withholding as it shall deem appropriate.

12.    Governing Law.    The Plan and all Options and actions taken thereunder shall be governed by and construed in accordance with the laws of the state of Washington, without regard to the conflict of laws principles thereof.

APPENDIX B

CELL THERAPEUTICS, INC.

2007 EQUITY INCENTIVE PLAN

CELL THERAPEUTICS, INC., hereby amends and restates the Cell Therapeutics, Inc. 2003 Equity Incentive Plan as the 2007 Equity Incentive Plan.

SECTION 1

BACKGROUND AND PURPOSE

1.1    Background.    The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units and Cash Awards.

1.2    Purpose of the Plan.    The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Affiliates, (b) consultants who provide significant services to the Company and its Affiliates, and (c) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s shareholders.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3 “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

2.4 “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

2.5 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units or Cash Awards.

2.6 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8 “Cash Award” means the right to receive cash as described in Section 8.

2.9 “Cash Position” means the Company’s level of cash, cash equivalents and securities available-for-sale.

2.10 “Change in Control” means the occurrence of any of the following events:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d 3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(d) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

2.11 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.12 “Committee” means the Board or a committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.13 “Company” means Cell Therapeutics, Inc., a Washington corporation, or any successor thereto. With respect to the definitions of the Performance Goals, the Committee may determine that “Company” means Cell Therapeutics, Inc. and its consolidated subsidiaries.

2.14 “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.

2.15 “Director” means any individual who is a member of the Board of Directors of the Company.

2.16 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

2.17 “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

2.18 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.19 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.20 “Fair Market Value” means the last quoted per share selling price for Shares on the NASDAQ Global Market on the relevant date, or if there were no sales on such date, the closing bid on the relevant date. If there are neither bids nor sales on the relevant date, then the Fair Market Value shall mean the arithmetic mean of the highest and lowest quoted selling prices on the last market trading day before the relevant date, as determined by the Committee. In any instance where the relevant date falls on a weekend day, a date the NASDAQ Global Market is closed for trading or any other non-trading day, Fair Market Value shall mean the last quoted per share selling price on the last market trading day before the relevant date. If there are neither bids nor sales on the last market trading day before the relevant date, then the Fair Market Value shall mean the arithmetic mean of the highest and lowest quoted selling prices on the most recent market trading day before the relevant date. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, Fair Market Value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time. If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Committee (following guidelines established by the Board or Committee) will determine Fair Market Value in good faith.

2.21 “Fiscal Year” means the fiscal year of the Company.

2.22 “Freestanding SAR” means a SAR that is granted independently of any Option.

2.23 “Grant Date” means, with respect to an Award, the date that the Award was granted.

2.24 “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.25 “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

2.26 “Misconduct” means, at any time within (a) the term of an Option granted hereunder, (b) within one (1) year after a Participant’s Termination of Service, or (c) within one (1) year after exercise of any portion of an Option granted hereunder, whichever is the latest, the commission of any act in competition with any activity of the Company (or any Affiliate) or any act contrary or harmful to the interests of the Company (or any Affiliate), including, but not limited to: (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, (c) accepting employment with or serving as a consultant, advisor or in any other capacity to an entity that is in competition with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (d) misuse of any trade or business secrets or confidential, secret, privileged, or non-public information relating to the Company’s (or any Affiliate’s) business or breach of the Company’s Confidentiality Agreement, or (e) participating in a hostile takeover attempt of the Company. The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan.

2.27 “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

2.28 “Nonemployee Director” means a Director who is an employee of neither the Company nor of any Affiliate.

2.29 “Nonqualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

2.30 “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

2.31 “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

2.32 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.33 “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

2.34 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Individual Objectives, (e) Net Income, (f) Operating Cash Flow, (g) Operating Income, (h) Return on Assets, (i) Return on Equity, (j) Return on Sales, and (k) Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award.

2.35 “Period of Restriction” means the period during which the transfer of Restricted Stock is subject to restrictions and therefore, the Shares subject to the Restricted Stock grant are subject to a substantial risk of forfeiture. With respect to Restricted Stock granted pursuant to Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.

2.36 “Plan” means the Cell Therapeutics, Inc. 2007 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.37 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7, including an award or issuance of Shares or Restricted Stock Units.

2.38 “Restricted Stock Units” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee.

2.39 “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

2.40 “Return on Equity” means the percentage equal to the Company’s Net Income divided by average shareholder’s equity, determined in accordance with generally accepted accounting principles.

2.41 “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

2.42 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.43 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.44 “Shares” means the shares of common stock of the Company.

2.45 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.

2.46 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.47 “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

2.48 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability or non-reelection to the Board.

2.49 “Total Shareholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

SECTION 3

ADMINISTRATION

3.1    The Committee.    The Plan shall be administered by the Committee. If the Committee is not the Board then the Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. If the Committee is not the Board, then the Committee shall be comprised solely of Directors who both are (a) “non-employee directors” under Rule 16b-3, and (b) “outside directors” under Section 162(m) of the Code.

3.2    Authority of the Committee.    It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants and Directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

3.3    Delegation by the Committee.    The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate (a) all or any part of its authority and powers under the Plan to one or more Directors, and (b) more limited authority and powers under the Plan to one or more officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.

3.4    Decisions Binding.    All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1    Number of Shares.    Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 6,610,822 Shares; provided that the maximum number of Shares that may be delivered pursuant to Awards of Restricted Stock with a purchase price that is less than 100% of Fair Market Value on the date of grant is 4,375,000 Shares. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2    Lapsed Awards.    If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available to be the subject of an Award.

4.3    Adjustments in Awards and Authorized Shares.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall in such manner as it may deem equitable, (a) adjust the number and class of Shares (or other securities) that may be delivered under the Plan under Section 4.1, the number, class, and price of Shares (or other securities) subject to outstanding Awards, and the numerical limits of Section 9.5, or (b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards, based upon the distribution or consideration payable to holders of the Shares upon or in respect of such event. The specific adjustments shall be determined by the Committee. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5

STOCK OPTIONS

5.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Employees, Consultants and Directors at any time and from time to time as determined by the Committee in its sole discretion. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Committee, in its sole discretion and subject to Section 9.5, shall determine the number of Shares subject to each Option.

5.2    Award Agreement.    Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3    Exercise Price.    Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1    Nonqualified Stock Options.    In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2    Incentive Stock Options.    In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3    Substitute Options.    Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4    Expiration of Options.

5.4.1    Expiration Dates.    Each Option shall terminate no later than the first to occur of the following events:

(a) The date for termination of the Option set forth in the written Award Agreement, or

(b) If no date for the termination of the Option is set forth in the written Award Agreement (other than reference to Section 5.4.1(c)), (a) the expiration of twelve (12) months from the date of the Participant’s Termination of Service if such Termination of Service is a result of death or Disability, or (b) three (3) months from the date of the Participant’s Termination of Service for any other reason; or

(c) The expiration of ten (10) years from the Grant Date.

5.4.2    Committee Discretion.    Subject to the limits of Section 5.4.1, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

5.5    Exercisability of Options.    Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6    Payment.    Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares, including satisfaction of any applicable withholding taxes.

Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired

Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (such previously acquired Shares must have been held for the requisite period necessary to avoid a charge to the Company’s earnings for the financial reporting purposes, unless otherwise determined by the Committee), or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, including satisfaction of any applicable withholding taxes, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8     Certain Additional Provisions for Incentive Stock Options.

5.8.1    Exercisability.    The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000. To the extent that the aggregate Fair Market Value exceeds such $100,000 limit, such options shall be treated as nonqualified stock options. In reducing the number of options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

5.8.2    Termination of Service.    No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of death or Disability, unless the Award Agreement or the Committee permit later exercise. Notwithstanding the foregoing, to the extent that the post-termination exercise period exceeds the limitations under Section 422 of the Code, the Option will cease to be treated as an Incentive Stock Option and shall be treated as a Nonqualified Stock Option at such time that the applicable time limit is exceeded.

5.8.3     Company and Subsidiaries Only.    Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

5.8.4    Expiration; Other Terms.    No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date. There shall be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1    Grant of SARs.    Subject to the terms and conditions of the Plan, an SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

6.1.1    Number of Shares.    The Committee shall have complete discretion to determine the number of SARs granted to any Participant, subject to the limitation in Section 9.5.

6.1.2     Exercise Price and Other Terms.    The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem or Affiliated SARs shall equal the Exercise Price of the related Option.

6.2    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

6.3    Exercise of Affiliated SARs.    An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

6.4    Exercise of Freestanding SARs.    Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

6.5    SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.6    Expiration of SARs.    An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

6.7    Payment of SAR Amount.    Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised.

6.8 At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 7

RESTRICTED STOCK

7.1    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to Employees, Directors and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion and subject to Section 9.5, shall determine the number of Shares to be granted to each Participant.

7.2    Restricted Stock Agreement.    Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, purchase price, if any, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Restricted Stock have lapsed.

7.3    Transferability.    Except as provided in this Section 7, Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4    Other Restrictions.    The Committee, in its sole discretion, may impose such other restrictions on Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1    General Restrictions.    The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.4.2    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals must be established and approved by the Committee during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance Goals shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Committee provides otherwise at the time of establishing the targets. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow such procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying that the Performance Goals were satisfied.) In addition, the Committee will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 7.4.2 including the authority to reduce or eliminate Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

7.4.3    Legend on Certificates.    The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5    Removal of Restrictions.    Except as otherwise provided in this Section 7, Shares covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

7.6    Voting Rights.    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7    Dividends and Other Distributions.    During the Period of Restriction, Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid.

7.8    Return of Restricted Stock to Company.    On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8

CASH AWARDS

Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Participant, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award. The grant or vesting of a Cash Award may be made contingent on the achievement of Performance Goals in accordance with the terms of Section 7.4.2.

SECTION 9

MISCELLANEOUS

9.1    Change in Control.

9.1.1    Generally.    In the event of a Change in Control, and except as the Committee (as constituted immediately prior to such Change in Control) may otherwise determine in its sole discretion, (i) all Awards granted hereunder shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable; and (ii) all restrictions and conditions on any Award then outstanding shall lapse as of the date of the Change in Control.

9.1.2    Options and SARs.    Notwithstanding Section 9.1.1, the Committee may provide for Options and SARs to be assumed or an equivalent option or right substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In such case:

(a) Options and SARs, to the extent assumed or substituted, shall not become fully exercisable as of the date of the Change in Control. However, in the event that the successor corporation refuses to assume or substitute for the Option or SAR, then the Options and SARs held by such Participant shall become one hundred percent (100%) exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Company shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable (subject to the consummation of the Change in Control) for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period.

(b) For the purposes of this Section 9.1.2, the Option or SAR shall be considered assumed if, following the Change in Control, the option or right confers the right to purchase or receive, for each Share subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee or the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share subject to the Option or SAR, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control, as determined on the date of the Change in Control.

(c) With respect to Options and SARs that are assumed or substituted for, if within twelve (12) months following the Change in Control the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then the Options and SARs held by such Participant shall become one hundred percent (100%) exercisable.

9.1.3    Restricted Stock.    Notwithstanding Section 9.1.1, the Committee may provide for any vesting conditions or Company repurchase or reacquisition right with respect to outstanding Restricted Stock held by the Participant to be assigned to the successor corporation or a parent or Subsidiary of the successor corporation. In such case:

(a) All vesting conditions and Company repurchase or reacquisition rights with respect to outstanding Restricted Stock held by the Participant, to the extent so assigned, shall not lapse as of the date of the Change in Control. However, in the event that the successor corporation or a parent or Subsidiary of the successor corporation refuses to accept the assignment of any such vesting conditions or Company repurchase or reacquisition right, any such vesting conditions and Company repurchase or reacquisition right will lapse and the Participant will become one hundred percent (100%) vested in such Restricted Stock immediately prior to the Change in Control.

(b) If the vesting conditions and Company repurchase or reacquisition right with respect to Restricted Stock is assigned to the successor corporation and, within twelve (12) months following the Change in Control, the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then such Participant’s Restricted Stock (or the property for which the Restricted Stock was converted upon the Change in Control) will immediately vest and any Company repurchase or reacquisition right will lapse and the Participant will become one hundred percent (100%) vested in such Restricted Stock (or the property for which the Restricted Stock was converted upon the Change in Control).

9.1.4    Cash Awards.    Notwithstanding Section 9.1.1, the Committee may provide for Cash Awards to be assumed or an equivalent cash award substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In such case:

(a) All Company restrictions with respect to outstanding Cash Awards held by the Participant, to the extent so assigned, shall not lapse as of the date of the Change in Control. However, in the event that the successor corporation or a parent or Subsidiary of the successor corporation refuses to accept the assignment of any such Company restrictions, such Company restrictions will lapse and the Participant will become one hundred percent (100%) vested in such Cash Awards immediately prior to the Change in Control.

(b) If the Company restrictions with respect to a Cash Award are assigned to the successor corporation and, within twelve (12) months following the Change in Control, the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then such Participant’s Cash Awards will immediately have any Company restrictions lapse and the Participant will become one hundred percent (100%) vested in such Cash Award.

9.2    Deferrals.    The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion, including rules and procedures that comply with Code Section 409A and the Guidance (as defined below).

9.3    No Effect on Employment or Service.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

9.4    Participation.    No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

9.5    Limitations on Awards.    Subject to the provisions of this Section 9.5, no Participant may be granted Awards, other than Cash Awards, in any one fiscal year that, in the aggregate, cover more than 750,000 Shares, and no Participant may be granted Cash Awards in any one fiscal year in an aggregate amount of more than $650,000, considered without regard to any Options, SARs or Restricted Stock that may have been granted or awarded to such Participant during the applicable fiscal year. Nothing in this Section 9.5 shall prevent the Committee from making any type of Award authorized for grant under the Plan outside of the Plan. In addition, nothing in this Section 9.5 shall prevent the Committee from granting Awards under the Plan that are not intended to qualify as “qualified performance-based compensation” under Code Section 162(m).

9.6    Indemnification.    Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

9.7    Successors.    All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

9.8    Beneficiary Designations.    If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

9.9    Limited Transferability of Awards.    Subject to Section 7.3, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 9.8. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Committee, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration, to (i) a member or members of the

Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

9.10    No Rights as Shareholder.    Except to the limited extent provided in Sections 7.6 and 7.7 no Participant (nor any beneficiary) shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

9.11    Tax Matters.    Notwithstanding anything to the contrary contained herein, to the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under applicable law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance”).

SECTION 10

AMENDMENT, TERMINATION, AND DURATION

10.1    Amendment, Suspension, or Termination.    The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award already granted to such Participant; provided that such consent shall not be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension or termination: (a) is required or advisable in order for the Company, the Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 9.1, is in the best interests of the Company or its shareholders. The Board may, but need not, take the tax or accounting consequences to affected Participants into consideration in acting under the preceding sentence. No Award may be granted during any period of suspension or after termination of the Plan. The Company shall obtain shareholder approval if necessary or desirable to comply with applicable laws, rules and regulations, including of any governmental agencies and national securities exchanges. Notwithstanding the foregoing, the Board may not, without shareholder consent, reduce the exercise price of any outstanding Option or cancel and re-grant Options at a lower exercise price. Decisions of the Board shall be final, binding and conclusive. For Awards to continue to be eligible to qualify as “performance-based compensation” under Code Section 162(m), the Company’s shareholders must re-approve the material terms of the Performance Goals included in the Plan by the date of the first shareholder meeting that occurs in the fifth year following the year in which the shareholders most recently approved the Plan under Code Section 162(m).

10.2    Duration of the Plan.    The Plan shall be effective as of June 20, 2003, and subject to Section 10.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, no Incentive Stock Option may be granted under the Plan after ten years from the latest date the Company’s shareholders approve the Plan, including any subsequent amendment or restatement of the Plan approved by the Company’s shareholders.

SECTION 11

TAX WITHHOLDING

11.1    Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

11.2    Withholding Arrangements.    The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. If the Committee permits Award Shares to be withheld from the Award to satisfy applicable withholding obligations, the Fair Market Value of the Award Shares withheld, as determined as of the date of withholding, shall not exceed the amount determined by the applicable minimum statutory withholding rates to the extent the Committee determines such limit is necessary or advisable in light of generally accepted accounting principles.

11.3    Liability for Applicable Taxes.    Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social security, payroll tax, payment on account, other tax-related withholding or information reporting (“Tax-Related Items”), the Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains the Participant’s responsibility and that the Company and or the Employer (a) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of an Award; and (b) do not commit to structure the terms or any aspect of any Award granted hereunder to reduce or eliminate the Participant’s liability for Tax-Related Items. The Participant shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver any benefit under the Plan if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

SECTION 12

LEGAL CONSTRUCTION

12.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4    Securities Law Compliance.    With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b 3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

12.5    Governing Law.    The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Washington.

12.6    Captions.    Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

[PROXY CARD (face)]

Cell Therapeutics, Inc.

Annual Meeting of the Shareholders

September 25, 2007

This Proxy is Solicited on Behalf of the Board of Directors

The shareholder(s) hereby appoint(s) James A. Bianco, M.D. and Phillip M. Nudelman, Ph.D., and each of them, as proxies, with full power of substitution, to represent and vote for, and on behalf of, the shareholder(s), the number of shares of common stock of Cell Therapeutics, Inc. that the shareholder(s) would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on September 25, 2007, or at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL” IN ITEM 1 AND “FOR” ITEMS 2 THROUGH 4, and, in the proxies’ discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

The shareholder(s) direct(s) that this proxy be voted as follows:

(1)	ELECTION OF DIRECTORS: Class I: 01) John H. Bauer and 02) Dr. Phillip M. Nudelman; Class II: 03) Frederick W. Telling; Class III: 04) Dr. Mary O. Mundinger and 05) Dr. Jack W. Singer.

For All ☐	Withhold All ☐	For All Except ☐

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below:

_______________________________

Vote on Proposals

(2)	Approval of the Cell Therapeutics, Inc. 2007 Employee Stock Purchase Plan and reservation of 250,000 shares of the Company’s common stock for issuance thereunder.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	Approval of the amendment and restatement of the Cell Therapeutics, Inc. 2003 Equity Incentive Plan as the Cell Therapeutics, Inc. 2007 Equity Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	Ratification of the selection of Stonefield Josephson, Inc. as our independent auditors for the years ending December 31, 2006 and December 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please sign exactly as your name(s) appear(s) on the stock certificate(s). When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

SIGNATURE (PLEASE SIGN WITHIN BOX)	DATE

SIGNATURE (JOINT OWNERS)	DATE

[ITALIAN PROXY CARD]

DELEGA DI VOTO

Cell Therapeutics, Inc.

Assemblea Annuale degli azionisti

25 settembre 2007

La presente delega è sollecitata per conto del Consiglio di Amministrazione

Il/i sottoscritto/i                            il/i cui nominativo/i compare/compaiono sull’allegata certificazione rilasciata ai sensi dell’articolo 31 del D.Lgs. 24.06.1998 n. 213, delega/delegano James A. Bianco, M.D. e Philip M. Nudelman, Ph.D., e ciascuno con il potere di nominare propri sostituti, a rappresentarlo/li nell’Assemblea Annuale degli azionisti di Cell Therapeutics Inc. che si terrà il 25 settembre 2007 ed in ogni successiva convocazione o rinvio della stessa, nonché ad esercitare i diritti di voto connessi alle azioni ordinarie di Cell Therapeutics, Inc. rispetto alle quali il/i sottoscritto/i avrebbe/avrebbero il potere di votare qualora fosse/fossero personalmente presente/i nell’Assemblea Annuale.

La presente delega, debitamente sottoscritta ed inviata congiuntamente alla certificazione rilasciata dall’intermediario ai sensi dell’articolo 31 del D.Lgs. 24.06.1998 n. 213 conferisce il potere di votare conformemente alle seguenti istruzioni ricevute dal/i socio/i. NEL CASO IN CUI NON SIA CONTENUTA ALCUNA ISTRUZIONE, LA PRESENTE DELEGA CONFERISCE IL POTERE DI VOTARE “A FAVORE DI TUTTI I CANDIDATI” NELLA PROPOSTA 1 E “A FAVORE” DELLE PROPOSTE DALLA 2 ALLA 4 e di ogni altra materia che dovesse essere propriamente presentata in Assemblea o in ogni successiva convocazione o rinvio della stessa.

L’/Gli Azionista/i fornisce/forniscono le seguenti istruzioni di voto:

(1)	NOMINA DEGLI AMMINISTRATORI: Classe I: 01) John H. Bauer e 02) Dr. Phillip M. Nudelman; Classe II: 03) Frederick W. Telling; Classe III: 04) Dr. Mary O. Mundinger e 05) Dr. Jack W. Singer.

Delego a votare la nomina di tutti i candidati	Nego la delega a votare la nomina di tutti i candidati	Delego a votare la nomina di tutti i candidati (eccetto quelli indicati qui di seguito)

☐	☐	☐

Per negare la delega a votare per la nomina di un candidato, barrare la casella “Delego a votare la nomina di tutti i candidati (eccetto quello indicato qui di seguito)” e scrivere il numero del candidato qui in basso:

_______________________________

Voto relativo alle Proposte

(2)	Adozione di un nuovo Piano di Acquisto Azioni 2007 per i dipendenti di Cell Therapeutics, Inc. e riserva di 250.000 azioni ordinarie della Società da emettere ai sensi di tale Piano.	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

(3)	Approvazione delle modifiche al Piano di Incentivo Azionario 2003 di Cell Therapeutics, Inc. e della riformulazione dello stesso in Piano di Incentivo Azionario 2007 di Cell Therapeutics, Inc.	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

(4)	Ratifica della nomina di Stonefield Josephson, Inc. quale “independent auditor” per gli esercizi chiusi al 31 dicembre 2006 e 2007	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

ISTRUZIONI DI VOTO

(a)	Firmare e datare la presente delega nell’apposito spazio qui sotto.

(b)	Trasmettere sia la delega firmata che la certificazione rilasciata dall’intermediario ai sensi dell’articolo 31, lett b) del D.Lgs n. 213 del 1998 (o una copia integrale della stessa) al seguente indirizzo, o per posta o via fax:

Cell Therapeutics, Inc.

Attn: Corporate Secretary

501 Elliott Ave. W., Suite 400

Seattle, WA 98119

FAX: +1 (206) 284-6206

(c)	E’ necessario allegare la certificazione rilasciata dall’intermediario ai sensi dell’articolo 31, del D.Lgs. n. 213 del 1998 (o una copia integrale della stessa) perché il proprio voto venga computato.

(d)	Scadenza: la delega dovrà essere recapitata al suddetto indirizzo (per posta o per fax) non più tardi del 24 settembre 2007. Qualora deleghiate il vostro voto successivamente al 14 settembre 2007, è vivamente consigliato di inviare la documentazione anche via fax al numero suddetto.

Tutte le altre deleghe di voto precedentemente conferite dal sottoscritto in relazione alle azioni ordinarie di Cell Therapeutics Inc., in base alle quali il sottoscritto avrebbe il potere di votare nell’Assemblea Annuale o in ogni sua ulteriore convocazione o rinvio sono espressamente revocate.

Siete pregati di sottoscrivere la presente delega in modo leggibile, indicando il Vostro nominativo, corrispondente a quello riportato nella certificazione rilasciata dall’intermediario ai sensi dell’articolo 31, lett. b) del D.Lgs 24.06.1998 n. 213. Qualora l’azione sia cointestata, ciascuno dei cointestatari dovrà sottoscrivere la presente delega. Se si sottoscrive in qualità di procuratore, esecutore, curatore, fiduciario o tutore occorre specificare tale titolo. Le società di capitali, società di persone e associazioni sottoscrivono tramite un legale rappresentante che dovrà indicare tale titolo.

FIRMA (si prega di firmare nell’apposito spazio)

DATA

FIRMA (COINTESTATARI)                                          DATA

[ITALIAN PROXY CARD (English translation)]

Cell Therapeutics, Inc.

Annual Meeting of the Shareholders

September 25, 2007

This Proxy is Solicited on Behalf of the Board of Directors

The shareholder(s) whose name(s) appear(s) on the enclosed certifications(s) issued by authorized intermediaries pursuant to article 31 of the Italian Law Decree no. 213 of 1998, hereby appoint(s) James A. Bianco, M.D. and Phillip M. Nudelman, Ph.D., and each of them, as proxies, with full power of substitution, to represent and vote for, and on behalf of, the shareholder(s), the number of shares of common stock of Cell Therapeutics, Inc. that the shareholder(s) would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on September 25, 2007, or at any adjournment or postponement thereof.

This proxy, when properly executed and submitted together with your certification issued by the authorized intermediaries pursuant to article 31 of the Italian Law Decree no. 213 of 1998, will be voted in the manner directed herein by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL” IN ITEM 1 AND “FOR” ITEMS 2 THROUGH 4 and, in the proxies’ discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

The shareholder(s) direct(s) that this proxy be voted as follows:

(1)	ELECTION OF DIRECTORS: Class I: 01) John H. Bauer and 02) Dr. Phillip M. Nudelman; Class II: 03) Frederick W. Telling; Class III: 04) Dr. Mary O. Mundinger and 05) Dr. Jack W. Singer.

For All ☐	Withhold All ☐	For All Except ☐

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below:

_______________________________

Vote on Proposals

(2)	Approval of the Cell Therapeutics, Inc. 2007 Employee Stock Purchase Plan and reservation of 250,000 shares of the Company’s common stock for issuance thereunder.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	Approval of the amendment and restatement of the Cell Therapeutics, Inc. 2003 Equity Incentive Plan as the Cell Therapeutics, Inc. 2007 Equity Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	Ratification of the selection of Stonefield Josephson, Inc. as our independent auditors for the years ending December 31, 2006 and December 31, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

VOTING INSTRUCTIONS

(a)	Please sign and date this card in the space provided below.

(b)	Please submit BOTH this signed proxy card AND the certification issued by the authorized intermediaries pursuant to article 31 of the Italian Law Decree n. 213 of 1998 (or a complete copy) to the following address either by mail or by fax:

Cell Therapeutics, Inc.

Attn: Corporate Secretary

501 Elliott Ave. W., Suite 400

Seattle, WA 98119

FAX: 00 +1 (206) 284-6206

(c)	You MUST include the certification issued by the authorized intermediaries pursuant to article 31 of the Italian Law Decree n. 213 of 1998 (or a complete copy) together with this proxy card for your vote to be counted.

(d)	Deadline: Your proxy card must be received at the above address (by mail or fax) no later than September 24, 2007. If you are depositing your vote in the mail after September 14, 2007, we recommend that you also submit the papers by fax to the above number.

All other proxies heretofore given by the undersigned to vote shares of stock of Cell Therapeutics Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

Please sign exactly as your name(s) appear(s) on the stock certifications(s) issued by the authorized intermediaries pursuant to article 31 of the Italian Law Decree no. 213 of 1998. When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

SIGNATURE (PLEASE SIGN WITHIN BOX) DATE

SIGNATURE (JOINT OWNERS) DATE